UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

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Petco Health and Wellness Company, Inc.
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petco

THE HEALTH + WELLNESS CO.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS AND 2025 PROXY STATEMENT

Petco Health and Wellness Company, Inc.

10850 Via Frontera

San Diego, CA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 24, 2025

12:00 p.m. Pacific Time

www.virtualshareholdermeeting.com/WOOF2025

To Our Stockholders: We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Petco Health and Wellness Company, Inc. (“Petco” or, the “Company”) on Thursday, July 24, 2025 at 12:00 p.m., Pacific Time online via live audio webcast at www.virtualshareholdermeeting.com/WOOF2025 (the “Annual Meeting”) for the following purposes:

1.

To elect the three director nominees named in the proxy statement as Class II directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement, or disqualification (Proposal 1);

2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 2);

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026 (Proposal 3); and

4.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

The Company’s board of directors has determined to hold the Annual Meeting virtually. We believe that this is the right choice for Petco as it provides expanded stockholder access regardless of the size of the Annual Meeting or resources available to stockholders, improves communications, and allows the participants to attend the Annual Meeting safely and conveniently from any location at no additional cost.

Stockholders of record as of the close of business on May 27, 2025 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. Holders of Class A common stock are entitled to vote on all matters listed above. Holders of Class B-1 common stock are entitled to vote on all matters listed above except for Proposal 1, the election of the three director nominees named in the proxy statement as Class II directors of the Company. Holders of Class B-2 common stock are entitled to vote only on Proposal 1, the election of the three director nominees named in the proxy statement as Class II directors of the Company.

As permitted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery of our proxy materials on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement, our 2024 Annual Report, and a form of proxy card or voting instruction card (together, the “proxy materials”). This distribution process is more resource- and cost-efficient. The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of the proxy materials. If you elect to receive a paper copy, the proxy materials will be mailed to you. The Notice is first being mailed, and the proxy materials are first being made available, to our stockholders on or about May 30, 2025.

All stockholders are cordially invited to attend our Annual Meeting, conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/WOOF2025. The Company has endeavored to provide stockholders attending the Annual Meeting with the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/WOOF2025. You will also be able to vote your shares electronically at the Annual Meeting.

To attend the Annual Meeting, vote, submit questions, or view the list of registered stockholders during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. Beneficial owners should review the proxy materials and their voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting. Specifically, if you are a beneficial owner and your voting instruction form or the Notice does not indicate that you may vote the shares through the http://www.proxyvote.com website, you should contact your bank, broker, or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” and follow their instructions to be able to attend, participate in, or vote at the Annual Meeting. When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 11:45 a.m. Pacific Time on Thursday, July 24, 2025. On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, a technical assistance phone number will be made available on the virtual meeting registration page approximately 15 minutes prior to the start of the Annual Meeting.

Your vote is important. Regardless of whether or not you participate in the Annual Meeting, we hope you vote as soon as possible. You may vote online or by phone, as indicated on your proxy card or voting instruction form, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy, or voting instruction card ensures your representation at the Annual Meeting regardless of whether you attend online.

By Order of the Board of Directors,

Giovanni Insana

Chief Legal Officer and Secretary

San Diego, California

May 30, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 24, 2025

The Notice, proxy statement, and the Company’s 2024 Annual Report are available at www.proxyvote.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our Annual Report to Stockholders for the fiscal year ended February 1, 2025 carefully before voting.

Meeting Information

Date:	Thursday, July 24, 2025
Time:	12:00 p.m. Pacific Time
Virtual Meeting:	www.virtualshareholdermeeting.com/WOOF2025
Record Date:	May 27, 2025

How to Vote

Your vote is important. You may vote your shares in advance of the Annual Meeting via the Internet, by telephone or by mail, or during the meeting by attending and voting electronically. Please refer to the section “If I am a stockholder of record of the Company’s shares, how do I vote?” on page 65 for detailed voting instructions. If you vote via the Internet, by telephone or plan to vote electronically during the Annual Meeting, you do not need to mail in a proxy card.

INTERNET	TELEPHONE	MAIL

To vote before the meeting, visit

www.proxyvote.com. To vote at the

meeting, visit

www.virtualshareholdermeeting.com/WOOF2025 You will need the control number printed on your notice, proxy card

or voting instruction form.

Dial toll-free (1-800-690-6903) in

accordance with instructions on you proxy

card or the telephone number on your voting

instruction form in accordance with

instructions on the form. You will need the

control number printed on your notice, proxy

card or voting instruction form.

If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

We first began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials, and made our proxy materials available, on or about May 30, 2025.

Proposals
PROPOSAL #1

To elect the three director nominees named in the proxy statement as Class II directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1).

✓ Our Board unanimously recommends that you vote “FOR ALL” of the director nominees.

Directors

PROPOSAL #2

To approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 2).

✓ Our Board unanimously recommends that you vote “FOR” approval, on a non-binding, advisory basis, of the 2024 compensation of our named executive officers.

Say-On-Pay

PROPOSAL #3

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026 (Proposal 3).

✓ Our Board unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.

Auditor Ratification

Board Qualifications

Strategic Planning/Strategy Development				11

Retail Experience				11

Senior Executive Leadership			9

Accounting/Financial Reporting		8

Public Company Experience				11

Human Capital Management	6

Board Background

Fiscal 2024 Performance Highlights

NET REVENUE	COMPARABLE SALES	PET CARE CENTERS
$6.1B	+0.3% YoY	>1,500 across the United States, Mexico, and Puerto Rico

Forward-Looking Statements and Website References

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, initiatives, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical fact, including, but not limited to, statements regarding our social, environmental, and other sustainability plans and initiatives. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our U.S. Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation, or other competent legal authority. Forward-looking and other statements in this document may also address our progress, plans, and goals with respect to social and sustainability initiatives, and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the U.S. Securities and Exchange Commission. Such plans and initiatives may change, and statements regarding such plans and initiatives are not guarantees or promises that they will be met. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

At Petco, we strive to provide high-quality products and services that support the needs of all pets and pet parents. With a focus on our pillars of Pets, People, and Planet, we prioritize social responsibility and sustainability initiatives that are designed to enhance business opportunities, minimize business risk, and promote compliance with applicable laws and regulations.

Sustainability Overview

At the core of our sustainability strategy is our mission to improve the lives of pets, pet parents, and our own employees. We focus on sustainability programs that are designed to benefit the health and wellbeing of pets and people through responsible planet stewardship, align with the desires of our stakeholders, and enhance business resilience and profitability. These efforts can be seen across our organization – from pet care, product development and sourcing, to packaging, labeling, delivery, and beyond. Petco has published an annual sustainability report since 2021, and we continue to monitor ways in which we can augment our sustainability program to help enhance business performance and better serve our customer base.

Petco’s Progress

•	Recognized by Newsweek as one of the “Most Trustworthy Companies in America 2025.”

•	Published our first Climate Risk Assessment, informed by the guidance of the Taskforce on Climate-related Financial Disclosures in fiscal 2024.

•	Reduced energy usage by more than 4 million kWh through our lighting curtailment program in fiscal 2024.

Setting the Standard in Responsible Pet Care

•	Reunited the 100,000th lost pet with its family through Petco Love Lost in fiscal 2024.

•	Distributed over 1 million free vaccines through Petco Love in fiscal 2024.

•	Provided approximately 1,500 mobile clinics per week by the end of fiscal 2024.

Helping People Thrive

•	Provided nearly 620,000 hours of training across our pet care center partners in fiscal 2024.

•	Over 40% of open General Manager and District General Manager positions were filled by internal candidates, either through lateral moves or promotions, in fiscal 2024.

Preserving the Health of Our Planet

•	Through the expansion of our shared freight services, eliminated approximately 700 underutilized Petco-only shipments and increased our backhaul utilization from 13% in fiscal 2023 to 14% in fiscal 2024.

•	Diverted nearly 400 tons of plastic from landfills in fiscal 2024.

•	Reduced annualized shipments by approximately 1,200 between our import logistics center and our US distribution network through the optimization of our inventory management system in fiscal 2024.

We will strive to lead the pet industry in making a difference for the world and all those in it, and we look forward to sharing future updates on our progress in our upcoming 2024 Sustainability Report.

* Inclusion of information herein, or in any of our Sustainability Reports, or identifying it as material for purposes of any such report or assessing our sustainability and corporate responsibility initiatives, should not be construed as a characterization of the materiality or financial impact of that information with respect to Petco or for purposes of any SEC filings of Petco. For cautionary information and forward-looking statements regarding our sustainability efforts and other related information, see page 4 of this proxy statement.

Sustainability Governance

We are both propelled by, and held accountable for, our sustainability efforts by our board of directors (our “board” or, our “board of directors”) as well as our executive leadership team, who believe in the importance of sustainability for the long-term success of our business. Our board oversees sustainability and corporate responsibility issues through its nominating and corporate governance committee, which reviews and provides guidance on our sustainability efforts, progress, initiatives, and priorities.

In fiscal 2024, we restructured our sustainability team in connection with broader strategic reorganizational efforts. Our Chief Legal Officer now oversees our sustainability strategy and sustainability-related risk management initiatives, including environmental regulatory compliance.

Petco Love

Petco Love is a nonprofit organization working to change lives by making communities and pet families closer, stronger, and healthier. It is an independent 501(c)(3) nonprofit organization supported by contributions from us, Petco customers, and corporate partners. Since its founding in 1999, Petco Love has inspired and empowered animal welfare organizations to make a difference, investing nearly $410 million in adoption and medical care programs, reuniting lost pets, spay/neuter services, pet cancer research, service and therapy animals, and numerous other lifesaving initiatives. Through the Think Adoption First program, Petco Love partners with our pet care centers and animal welfare organizations across the country to increase pet adoptions, helping approximately 7 million pets to date find their new loving families.

In April 2021, Petco Love launched Petco Love Lost, a searchable database that uses facial recognition technology to help reunite lost pets with their families should they ever go missing. At the end of fiscal 2024, more 3,000 animal welfare organizations and pet industry partners across the U.S. have adopted the platform, and Petco Love Lost has helped return over 100,000 pets to their loving homes.

Launched in August 2021, Petco Love’s Vaccinated and Loved initiative provides free pet vaccines to its partners. To date, 3.2 million vaccines have been distributed towards a current commitment of 4 million. Providing these much-needed vaccinations in under-resourced communities is something Petco Love believes gives more pets the best chance to live long and healthy lives.

Human Capital

Our Partners

Our employees, who we call our Petco partners, are our most significant asset, critical to the delivery of our transformation and continued progress. As of February 1, 2025, we had over 29,000 total partners. Our over 26,000 pet care center partners offer a level of customer engagement and content that is differentiated in retail and grounded in a true passion for pets. Our partners are primarily employed on an at-will basis and are compensated through base salary and incentive programs.

We strive to provide opportunities for our partners to grow and develop in their careers. We offer competitive compensation and benefits programs, incentive compensation, as well as a range of health and wellness offerings, to help meet the needs of our partners and their families. In addition to base cash compensation, we offer our partners a mix of annual bonuses, restricted stock unit awards, various incentive plans, an Employee Stock Purchase Plan, a 401(k) Plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, and family leave. In fiscal 2024, we also made investments in our 401(k) plan to meet safe-harbor requirements. In addition, we offer a range of webinars, trainings, and subscriptions to support our partners’ total wellbeing.

We also invest significant resources to attract, develop, and retain top talent. In recent years, we have introduced foundational leadership development training for all new General Managers and above, provided comprehensive pet health and wellness certifications in all pet care centers, and continued to develop our partners’ customer engagement skills. In fiscal 2024, we proudly provided nearly 600,000 hours of training to our pet care center partners. In addition, over 40% of open Store General Manager and District Manager positions were filled by internal candidates, either through lateral moves or promotions.

Culture

Our employees are our partners, and we strive to create an environment that values diverse backgrounds and perspectives. We believe that an inclusive workplace unlocks a diversity of perspectives which enable critical innovation, creative problem solving, and high engagement that is key to our mission of improving the lives of pets, pet parents, and our Petco partners. Embedded in our values is the fundamental belief that we are all accepted as we are, and this sentiment is reinforced in teams across our company.

To better serve our diverse customers across our more than 1,500 pet care centers across the United States, Mexico, and Puerto Rico, we are intentional about bringing to Petco the skillsets and experiences that help us meet the needs of all pets and pet parents. From attracting bilingual talent that help us serve multicultural market segments to finding experiences that help us innovate in a competitive and changing industry, we continue to evaluate and enhance our recruiting and development strategies to find and build the best talent. As the need for pet care grows, we collaborate with community and industry associations to help inspire the next generation of doctors and expand the field of veterinarian medicine.

We believe that building and supporting connections between our partners creates a more fulfilling and enjoyable workplace experience and enables us to tap into the diverse expertise of our partners. Petco’s seven Partner Resource Groups are partner-led and organized, open to all, and lead this effort by fostering community and a sense of belonging by facilitating engagement activities that aim to increase cultural competencies, educate partners on issues involving a variety of topics, and help our business better reach our diverse customer base.

BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE

Our board of directors is well-positioned to guide our strategy and oversee our operations as we adapt our business to the rapidly-changing retail industry and macroeconomic environment. We believe that an effective board should be made up of individuals who collectively provide an appropriate balance of varied backgrounds and perspectives, and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. As such, our board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, to exercise sound judgment in fulfilling their oversight responsibilities, to embrace Petco’s values and culture, and to possess the highest levels of integrity.

The evaluation and selection of director nominees is a key aspect of our nominating and corporate governance committee’s regular evaluation of the composition of, and criteria for membership on, our board. Our board and the nominating and corporate governance committee also actively seek to achieve a varied set of personal and occupational backgrounds, perspectives, skills and expertise on our board.

Status as a Controlled Company

We are currently indirectly controlled by certain funds (the “CVC Funds”) that are advised and/or managed by CVC Capital Partners (“CVC”) and Canada Pension Plan Investment Board, a Canadian company (together with its affiliates, “CPP Investments” and, together with the CVC Funds, our “Sponsors”). Our Sponsors primarily exercise their control through Scooby Aggregator, LP (our “Principal Stockholder”), who holds shares of our Class A and Class B-1 common stock. Holders of Class A common stock are entitled to vote on all Proposals that are being submitted to the stockholder vote at the Annual Meeting. Holders of Class B-1 common stock are similarly entitled to one vote per share on all matters that are being submitted to the stockholder vote at the Annual Meeting, except for Proposal 1, the election of the three director nominees named in this proxy statement as Class II directors of the Company. Holders of Class B-2 common stock are entitled to one vote per share only on Proposal 1, the election of the three director nominees named in this proxy statement as Class II directors of the Company. Our Class A common stock is currently listed on The Nasdaq Stock Market LLC (“Nasdaq”). There is no public trading market for our Class B-1 common stock or our Class B-2 common stock. We divided the voting rights between Class B-1 common stock and Class B-2 common stock in order to maintain CPP Investments’ compliance with certain regulations under the Canada Pension Plan Investment Board Act, which restricts CPP Investments from investing in securities of a corporation that carry more than 30% of the votes that may be cast for the election of directors of such corporation. Each share of our Class B-1 common stock is convertible into one share of Class A common stock at the option of the holder. As a condition to such conversion, the holder of the shares of Class B-1 common stock to be converted must direct a holder of Class B-2 common stock to transfer an equal number of Class B-2 common shares to our Company. For additional details, see “Beneficial Ownership of Securities” below.

Because our Principal Stockholder controls approximately 66% of the outstanding voting power of the Company with respect to director elections, we are a “controlled company” under the Nasdaq rules. A controlled company is not required to have a majority of independent directors or form an independent compensation or nominating and corporate governance committee. However, despite our status as a controlled company, we do remain subject to rules that require us to have an audit committee composed entirely of independent directors. Accordingly, as described in further detail below, we currently have a fully independent audit committee. If at any time we cease to be a controlled company, we will take all actions necessary to comply with applicable SEC rules and regulations and Nasdaq rules, including appointing a majority of independent directors to our board and ensuring that we have a compensation committee and a nominating and corporate governance committee each composed entirely of independent directors, subject to permitted “phase-in” periods.

Composition of the Board of Directors

Our business and affairs are managed under the oversight of our board of directors. Our board consists of eleven directors, including five independent directors, and is divided into three classes of directors, each serving staggered three-year terms of office. Our board has the exclusive power to fix the number of directors in each class, subject to the terms of the stockholder’s agreement entered into with our Principal Stockholder at the time of our initial public offering (referred to as the “stockholder’s agreement”). Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

In addition, the stockholder’s agreement provides our Principal Stockholder with the right to designate a certain number of nominees for election to our board and with certain committee nomination and observer rights. Specifically, so long as our Principal Stockholder (including its permitted transferees under the stockholder’s agreement) has sold, in the aggregate, (i) 50% or less of the total outstanding shares of Class A common stock and Class B-1 common stock beneficially owned (directly or indirectly) by it upon the completion of our initial public offering, it is entitled to designate for nomination by the board in accordance with its fiduciary duties six directors, (ii) more than 50% but less than or equal to 75% of such shares, it is entitled to designate for nomination by the board in accordance with its fiduciary duties four directors, (iii) more than 75% but less than or equal to 90% of such shares, it is entitled to designate for nomination by the board in accordance with its fiduciary duties two directors, and (iv) more than 90% of such shares, it is not entitled to designate for nomination by the board in accordance with its fiduciary duties any directors. If, with our Principal Stockholder’s prior written consent, the size of our board is decreased, our Principal Stockholder is entitled to designate the same number of persons for nomination and election to our board as set forth above. If, with our Principal Stockholder’s prior written consent, the size of our board is increased beyond eleven directors, our Principal Stockholder is entitled to designate a proportional number of persons for nomination and election to our board (rounded up to the nearest whole, even number). In addition, subject to any requirements, including independence requirements for committee members imposed by applicable law or by the applicable rules of any national securities exchange on which our Class A common stock may be listed or traded, our Principal Stockholder has the right to have two of its nominees appointed to serve on each committee of our board of directors for so long as our Principal Stockholder has the right to designate at least two directors for nomination and election to our board (subject to the board’s fiduciary duties).

Pursuant to the stockholder’s agreement, our Principal Stockholder has designated Christopher J. Stadler, Cameron Breitner, and Nishad Chande as designees of CVC, and David Lubek, Iris Yen, and Mary Sullivan as designees of CPP Investments, to serve on our board of directors.

Our Principal Stockholder is also entitled to designate at least four non-voting observers to attend all meetings of our board and its committees as long as our Principal Stockholder has director nomination rights under the stockholder’s agreement. For additional details, please see “—Related Person Transactions—Stockholder’s Agreement” below.

The following table sets forth information with respect to our directors as of the record date:

Name	Age	Class	Director Since	Current Term Expires	Position at the Company	Committee Membership
						AC	CC	NCGC

Joel Anderson	60	III	2024	2026	Director and Chief Executive Officer (“CEO”)

Glenn Murphy	63	I	2024	2027	Executive Chairman

Cameron Breitner	50	I	2016	2027	Director	C*

Gary Briggs	62	III	2018	2026	Director	M		C

Nishad Chande	50	III	2016	2026	Director			M

R. Michael Mohan	57	II	2021	2025	Director		C

Christy Lake (1)	51	II	2018	2025	Director		M

David Lubek	45	II	2023	2025	Director			M

Christopher J. Stadler	60	II	2016	2025	Director

Mary Sullivan	61	III	2021	2026	Director		M

Iris Yen	53	I	2023	2027	Director	M
AC: Audit Committee CC: Compensation Committee NCGC: Nominating and Corporate Governance Committee						M – Member C – Chairperson

* Audit Committee Financial Expert

(1)  Ms. Lake has resigned as a director of the Company effective as of the election of directors at the Annual Meeting and, therefore, she is not standing for re-election at the Annual Meeting. Effective as of the election of directors at the Annual Meeting, the size of the Board shall automatically decrease to 10 directors pursuant to a previous Board resolution.

NOMINEES STANDING FOR ELECTION AS CLASS II DIRECTORS AT THE ANNUAL MEETING

For a three-year term expiring at the 2028 Annual Meeting of Stockholders

R. Michael (Mike) Mohan
Board Member Since: 2021 Age: 57 Board Committees:	Mike Mohan has served as a member of our board of directors since March 2021. He previously served as Petco’s Interim Chief Executive Officer from March 2024 to July 2024 and as Lead Independent Director from July 2021 to March 2024. Prior to joining Petco, Mr. Mohan served as President and Chief Operating Officer of Best Buy Co., Inc., a consumer electronics retailer, from June 2019 to July 2021, where he was responsible for the operations of the company’s U.S. and International businesses. From 2004 to June 2019, he served in various leadership roles at Best Buy, overseeing services, customer experience, category management, merchandising, marketing, and supply chain functions. Prior to joining Best Buy, Mr. Mohan was Vice President and General Merchandising Manager for Good Guys, an audio-video specialty retailer. Mr. Mohan also previously worked at Future Shop in Canada from 1988 to 1997, prior to Best Buy’s acquisition of the company, where he served in various merchandising roles. Mr. Mohan also serves as Chairman of the board of directors of Bloomin’ Brands, Inc., a casual dining restaurant company, and serves on the board of directors of Jackson Family Wines, a family-run wine company. He also served on the board of directors of VIZIO Holding Corp., a consumer electronics company, from February 2023 to December 2024 when VIZIO was acquired by Walmart. His extensive retail industry and management experience, coupled with his digital marketing acumen, qualifies him to serve on our board of directors.

Compensation Chairperson

David Lubek
Board Member Since: 2023 Age: 45 Board Committees:	David Lubek has served as a member of our board of directors since June 2023. Mr. Lubek is Managing Director, Direct Private Equity at CPP Investments, one of our Sponsors, which he joined in 2008. Prior to joining CPP Investments, Mr. Lubek worked at CIBC World Markets, the investment banking division of the Canadian Imperial Bank of Commerce, in the Mergers and Acquisitions investment banking group. Mr. Lubek also currently serves on the board of directors of Qualtrics, an experience management software company. Mr. Lubek holds a bachelor’s degree in business administration from York University and a master’s degree in business administration from the Kellogg School of Management at Northwestern University. His experience across multiple industries qualifies him to serve on our board of directors.

Nominating and Corporate Governance

Christopher J. Stadler
Board Member Since: 2016 Age: 60 Board Committees: None	Christopher Stadler has served as a member of our board of directors since 2016. He is a Managing Partner at CVC, one of our Sponsors, which he joined in 2007, and is also on the board of CVC. Prior to joining CVC, he worked for Investcorp, a global investment manager, as Head of Private Equity, North America after joining as Managing Director in 1996. Mr. Stadler previously served on the board of directors of BJ’s Wholesale Club Holdings, Inc., a membership-only warehouse club operator. He holds a bachelor’s degree in economics from Drew University and a master’s degree in business administration from Columbia University. His experience across multiple industries qualifies him to serve on our board of directors.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL

THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Joel Anderson
Board Member Since: 2024 Age: 60 Board Committees: None	Joel Anderson has served as our Chief Executive Officer and a member of our board of directors since July 2024. Mr. Anderson is a highly accomplished retail leader with over 30 years of industry experience and a proven track record of value creation as a public company Chief Executive Officer. He brings deep operational discipline, merchandising skills, and branding expertise and has a passion for leadership development while building strong cultural tenets. Most recently, Mr. Anderson served as the Chief Executive Officer of Five Below, Inc., a publicly traded retail company, from 2015 to 2025. Mr. Anderson previously served as the President and Chief Executive Officer of Walmart.com, an online shopping platform for the retail corporation, from 2011 to 2014, and for four years before that as divisional Senior Vice President of the Northern Plains division of Walmart stores, overseeing over 100,000 associates and more than $25 billion in annual sales. Mr. Anderson currently serves as a director and chairperson of the compensation committee of Sprouts Farmers Market, a supermarket chain. His extensive experience in retail and as a public company executive qualifies him to serve on our board of directors.

Gary Briggs
Board Member Since: 2018 Age: 62 Board Committees:	Gary Briggs has served as a member of our board of directors since 2018 and is currently an independent marketing and strategy consultant. Most recently, Mr. Briggs served as the Senior Advisor, Paid Media, Harris for President from July 2024 to November 2024. He also serves on the board of directors of Etsy, an online marketplace, Combe, Inc., a personal-care company, and Omaze, a private London based company that raises funds for charities. He served on the board of directors of Afterpay, a financial technology company, from January 2020 to January 2022 until it was acquired by Block, Inc., and as Chairman at Hawkfish, a data and technology firm, from September 2019 to May 2021. Between 2013 and 2018, Mr. Briggs served as the Chief Marketing Officer of Meta Platforms, Inc. (formerly Facebook, Inc.). Prior to joining Meta, he served in various leadership roles at Google Inc. Before then, he held a number of marketing and general management leadership roles at eBay Inc., PayPal, Inc., PepsiCo, Inc., and IBM Corp. Earlier in his career, he was a management consultant with McKinsey and Company. He holds a bachelor’s degree from Brown University and a master’s degree from the Kellogg School of Management at Northwestern University. His extensive experience in marketing and brand management qualifies him to serve on our board of directors.

Nominating and Corporate Governance Chairperson

Audit

Nishad Chande
Board Member Since: 2016 Age: 50 Board Committees:	Nishad Chande has served as a member of our board of directors since 2016. He is Partner, U.S. Head of Consumer and Co-Head of Business Services at CVC, one of our Sponsors, which he joined in 2016. Prior to joining CVC, he worked at Centre Partners, a private equity firm, from 2005 to 2016, Bain & Company, a global management consulting firm, from 2003 to 2005, Raymond James Capital, an independent investment bank and financial services company, from 1999 to 2001, and Schroders, an asset management company, from 1997 to 1999. Mr. Chande previously served on the board of directors of BJ’s Wholesale Club Holdings, Inc., a membership-only warehouse club operator. Mr. Chande holds a bachelor’s degree in economics and mathematics from Dartmouth College and a master’s in business administration degree from the Wharton School at the University of Pennsylvania. His experience across multiple industries qualifies him to serve on our board of directors.

Nominating and Corporate Governance

Mary Sullivan
Board Member Since: 2021 Age: 61 Board Committees:	Mary Sullivan has served as a member of our board of directors since 2021. Ms. Sullivan is Senior Managing Director & Chief Talent Officer at CPP Investments, one of our Sponsors, which she joined in 2015 and where she currently is responsible for talent acquisition, organizational development, international mobility, compensation and benefits, and inclusion and diversity. Prior to joining CPP Investments, Ms. Sullivan was Senior Vice President, People at Holt, Renfrew & Co., a Canadian luxury department store chain, from 2014 to 2015, where she was responsible for the Human Resources function. From 2007 to 2014, she worked at Four Seasons Hotels and Resorts, a luxury hospitality company, ending her tenure at the company in the role of Senior Vice President, Corporate Human Resources. She also spent seven years as a leader of the Human Resources function at IMAX Corporation, an entertainment technology company, ending as Senior Vice President of Human Resources. Ms. Sullivan holds a bachelor’s degree in administrative and commercial studies from the University of Western Ontario and a master’s degree in business administration from the Rotman School of Management at the University of Toronto. Her experience in leadership roles across the retail and hospitality industries qualifies her to serve on our board of directors.

Compensation

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL

THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Cameron Breitner
Board Member Since: 2016 Age: 50 Board Committees:	Cameron Breitner has served as a member of our board of directors since 2016. Since February 2024, Mr. Breitner has served as a Senior Advisor at CVC, one of our Sponsors. Previously, he was a Managing Partner at CVC, having served as a senior executive at the firm from 2007 until February 2024, where he served as the head of CVC’s San Francisco office and shared responsibility for overseeing CVC’s North and South American Private Equity activities. Prior to joining CVC, Mr. Breitner was a Managing Director at Centre Partners, a private equity firm, where he worked from 1998 to 2007. Prior to Centre Partners, he worked in mergers and acquisitions at Bowles Hollowell Conner & Co., an investment banking firm. Mr. Breitner also serves on the board of directors of Advantage Solutions Inc., a leading business solutions provider to consumer goods manufacturers and retailers, Worldwide Express/GlobalTranz, a third-party logistics provider, and CFGI, a financial and accounting advisory firm. Mr. Breitner has previously served on the board of directors of BJ’s Wholesale Club Holdings, Inc., a membership-only warehouse club operator, Asplundh, a vegetation management and infrastructure services company, Teneo, a global advisory firm, and many other public and private companies. Mr. Breitner received a bachelor’s degree in psychology from Duke University. His retail industry experience qualifies him to serve on our board of directors.

Audit Chairperson

Glenn Murphy
Board Member Since: 2024 Age: 63 Board Committees: None	Glenn Murphy has served as Executive Chairman of our board of directors since May 2024. He founded FIS Holdings Ltd., a consumer-focused investment firm, in 2016 and serves as its Chief Executive Officer. Prior to FIS Holdings, Mr. Murphy served as Chairman and Chief Executive Officer of Gap, Inc. from 2007 until 2014. Prior to that, he served as Chairman and Chief Executive Officer of Shoppers Drug Mart Corporation, a retail pharmacy chain, from 2001 to 2007. Mr. Murphy started his career at Loblaw Companies, a Canadian grocery company, where he spent 14 years in various leadership roles. Mr. Murphy also serves as the Executive Chair of the board of Wella Company, a global leader in the beauty industry. He previously served as Executive Chair and then Chairman of the board of directors of Lululemon Athletica, Inc. Mr. Murphy holds a bachelor’s degree from the University of Western Ontario. His extensive global retail experience, which includes a track record of strategic and operational leadership across major retail brands, qualifies him to serve on our board of directors.

Iris Yen
Board Member Since: 2023 Age: 53 Board Committees:	Iris Yen has served as a member of our board of directors since June 2023. She also served as an Observer and Advisor to the board of directors from December 2021 to June 2023. Ms. Yen is Chief Strategy and Transformation Officer at Wella Company, a global leader in the beauty industry, which she joined in September 2023. She previously served as Vice President, Global Technology North America at NIKE, Inc., an athletic footwear and apparel corporation, from June 2022 to September 2023. In that role, she led engineering, architecture, product management, and program management for Nike’s largest geography. Prior to that, Ms. Yen served as Vice President, Global Nike Direct Digital Commerce from July 2020 to June 2022, and as Vice President of Greater China Nike Direct Digital Commerce from March 2019 to July 2020. She joined Nike in 2016 as Global Vice President of Strategy from Gap Inc., where she held multiple leadership roles over 13 years, including serving as Gap’s Vice President of Corporate Strategy. Ms. Yen has also served on the Nike Foundation’s Board and Gap’s Political Action Committee, acted as the executive sponsor of Nike’s and Gap’s Asian-American networks, and is a Stanford Women on Boards member. Her public company, digital and global retail industry experience qualifies her to serve on our board of directors.

Audit

Director Independence

Our nominating and corporate governance committee and our board have conducted their annual review of the independence of each director nominee under the applicable Nasdaq and SEC independence standards. Based upon the nominating and corporate governance committee’s recommendation and our board’s own review and assessment, our board has affirmatively determined in its business judgment that each of Cameron Breitner, Gary Briggs, R. Michael Mohan, Christy Lake, and Iris Yen is “independent” as defined under the Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The board also previously determined that Sabrina Simmons, who was a director until February 2025, was independent during the time that she served on the Board. In determining Mr. Breitner’s independence, our nominating and corporate governance committee and our board considered that Mr. Breitner stepped down as Managing Partner at CVC in February 2024 and, as such, is no longer affiliated with CVC, one of our Sponsors, in an employee or officer capacity. Mr. Breitner currently serves as a senior advisor to CVC, where his role is primarily with respect to sourcing new transactions and his compensation from CVC in this role is entirely comprised of ongoing carried interest relating to transactions in which he was previously involved and his shareholdings in CVC. In addition, in determining Ms. Yen’s independence, our nominating and corporate governance committee and our board considered that Mr. Murphy, our Executive Chairman, was recently appointed Executive Chairman at Wella Company, where Ms. Yen serves as Chief Strategy and Transformation Officer, and that in his role as Executive Chairman at Wella Company, Mr. Murphy has no role in determining Ms. Yen’s compensation as an executive officer of Wella Company. In addition, Mr. Murphy stepped down from Wella’s compensation committee before joining Petco in May 2024.

Board Leadership Structure

Our board regularly reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. Our board does not have a written policy on whether the role of Chairman and CEO should be separate or combined, but such roles are currently separate at the Company. In May 2024, our board appointed Glenn Murphy as Executive Chairman of the board. As Executive Chairman, Mr. Murphy supports the Petco leadership team’s focus on improving profitability while implementing strategic actions to drive sustainable long-term growth. He played a key role in the board’s search for the Company’s current CEO, Joel Anderson, who is also a member of the board and joined the Company in July 2024. Our board believes that our current board leadership structure, with a separate Executive Chairman and CEO who both have decades of retail industry leadership experience and a deep understanding of how to help complex businesses excel, gives our board a strong leadership and corporate governance structure that best serves the needs of Petco and our stockholders to drive the Company forward at this time.

Executive Sessions

In order to facilitate open discussion, our board holds executive sessions led by our Executive Chairman each quarter. Our directors held three executive sessions during fiscal 2024, which were chaired and led by the Interim Chief Executive Officer prior to the appointment of the Executive Chairman, when responsibility for chairing such sessions was transitioned to him. Our independent directors regularly meet in executive session and at such other times as necessary or appropriate as determined by the independent directors.

Director Nominations

The nominating and corporate governance committee periodically reviews and recommends to our board the skills, experience, characteristics, and other criteria for identifying and evaluating directors. Our board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, and to exercise sound judgment in fulfilling their oversight responsibilities. Directors should embrace the Company’s values and culture and should possess the highest levels of integrity.

The nominating and corporate governance committee evaluates the composition of our board annually to assess whether the skills, experience, characteristics, and other criteria established by our board are currently represented on our board as a whole and in individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs. The board and the nominating and corporate governance committee also actively seek to achieve a variety of occupational and personal backgrounds, perspectives, skills and expertise on the board. As part of the search process for each new director, the nominating and corporate governance committee actively seeks to compile a diverse pool of qualified candidates from which board nominees are ultimately chosen based on merit. The nominating and corporate governance committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by our board and recommends the Company’s candidates to our board for election by the Company’s stockholders at the applicable annual meeting. We also assess qualifications and characteristics of our directors as part of the board’s annual self-evaluation process.

Procedures for Recommending Individuals to Serve as Directors

The nominating and corporate governance committee also considers director candidates recommended by our stockholders. Any stockholder who wishes to propose director nominees for consideration by our nominating and corporate governance committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by directing a description of each nominee’s name and qualifications for board membership to the chair of the nominating and corporate governance committee by sending an email to Directors@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, California 92127. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our second amended and restated bylaws (“bylaws”) (which can be provided free of charge upon request by writing to our Secretary at the email or physical address listed above). The nominating and corporate governance committee evaluates nominee proposals submitted by stockholders in the same manner in which it evaluates other director nominees.

Board Qualifications

The following charts show how certain skills, experience, characteristics, perspectives and other criteria are represented on our board as of the date of this proxy statement. The chart summarizing skills is not intended to be an exhaustive list for each director, but instead intentionally focuses on the primary skillsets each director contributes. We believe the combination of the skills, perspectives and qualifications shown below demonstrates how our board is well-positioned to provide effective oversight and strategic advice to our management.

Director	Strategic Planning/ Strategy Development	Retail Experience	Senior Executive Leadership	Accounting/ Financial Reporting	Public Company Experience	Human Capital Management

Joel Anderson	✓	✓	✓	✓	✓	✓

Glenn Murphy	✓	✓	✓	✓	✓	✓

Cameron Breitner	✓	✓	✓	✓	✓

Gary Briggs	✓	✓	✓	✓	✓

Nishad Chande	✓	✓		✓	✓

Christy Lake (1)	✓	✓	✓		✓	✓

David Lubek	✓	✓			✓

R. Michael (Mike) Mohan	✓	✓	✓	✓	✓	✓

Christopher J. Stadler	✓	✓	✓	✓	✓	✓

Mary Sullivan	✓	✓	✓		✓	✓

Iris Yen	✓	✓	✓	✓	✓

(1)	Christy Lake is not standing for re-election at the Annual Meeting.

Committees of our Board of Directors

Our board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. These committees are each described below. Each of our board’s committees acts under a written charter, which was adopted and approved by our board of directors. Copies of the committees’ charters are available on our website at ir.petco.com/corporate-governance/documents-and-charters.

Committee Membership; Meetings and Attendance

During our last completed fiscal year:

•	our board of directors held 3 meetings;

•	our audit committee held 6 meetings;

•	our compensation committee held 5 meetings; and

•	our nominating and corporate governance committee held 3 meetings.

Each of our incumbent directors attended at least 75% of the meetings of our board of directors and the respective committees of which he or she is or was a member held during the period such director served as a director during fiscal 2024.

Directors are expected to attend the Annual Meeting absent unusual circumstances. Seven of our incumbent directors attended our 2024 Annual Meeting.

Audit Committee

Members Cameron Breitner (Chair) Gary Briggs Iris Yen

Principal Responsibilities

Each of Cameron Breitner, Gary Briggs, and Iris Yen qualifies as an “independent” director for purposes of the SEC and Nasdaq independence rules that are applicable to audit committee members. Each member of the audit committee is financially literate, and Cameron Breitner also qualifies as an “audit committee financial expert” as defined by the SEC rules. Under its charter, our audit committee, among other things, has responsibility for:

•   assisting our board of directors in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent accountant’s qualifications and independence, our accounting and financial reporting processes, and the audits of our financial statements;

•   the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•   preparing the report required by the SEC for inclusion in our annual proxy or information statement;

•   approving audit and non-audit services to be performed by the independent accountants;

•   reviewing and discussing with management and the independent auditor our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and operations and the independent auditor’s reports related to the financial statements;

•   reviewing and discussing our practices with respect to risk assessment and risk management, and risks related to matters including our financial statements and financial reporting processes, compliance, information technology, and cybersecurity;

•   establishing and periodically reviewing policies and procedures for the review, approval, and ratification of related person transactions, as defined in applicable SEC rules, review related person transactions, and oversee other related person transactions governed by applicable accounting standards;

•   annually evaluating the performance of the audit committee and assessing the adequacy of the audit committee’s charter; and

•   performing such other functions as our board of directors may from time to time assign to the committee.

The audit committee has also established and oversees procedures for the receipt, retention, and treatment of complaints received by Petco regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Petco employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee

Members R. Michael Mohan (Chair) (1) Christy Lake (2) Mary Sullivan

Principal Responsibilities

Each of R. Michael Mohan and Christy Lake qualifies as an “independent” director for purposes of the Nasdaq independence rules that are applicable to compensation committee members, including applicable heightened independence standards under the Nasdaq rules. Each of Christy Lake and R. Michael Mohan also qualifies as a “non-employee director” under Section 16 of the Exchange Act. As a controlled company, we rely on the exemption from the Nasdaq requirement that we have a compensation committee composed entirely of independent directors. Under its charter, our compensation committee, among other things, has responsibility for:

•   reviewing and approving the compensation and benefits of our CEO and other executive officers, or recommending such compensation for approval by our board of directors, as applicable;

•   periodically reviewing and recommending to the board the amount and form of non-employee director compensation;

•   appointing and overseeing the work performed by any compensation consultant, and, at least annually, assessing whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in our annual report and proxy statement;

•   overseeing assessment of the risks related to our compensation policies and programs applicable to officers and employees, and reporting to the board on the results of this assessment;

•   overseeing succession planning for positions held by senior management, including the CEO, and reviewing succession planning and management development at least annually with the board, including recommendations and evaluations of potential successors to fill these positions;

•   overseeing our strategies and policies related to human capital management, including with respect to matters such as diversity and inclusion, workplace environment and culture and talent development and retention;

•   annually evaluating the performance of the compensation committee and assessing the adequacy of the compensation committee’s charter; and

•   performing such other functions as our board of directors may from time to time assign to the committee.

The Compensation Committee may delegate its authority to one or more subcommittees, members of the Board, the Chairman of the Compensation Committee or officers of the Company, to the extent permitted by law or applicable plan documents, when it deems appropriate and in the best interests of the Company

(1)	On May 22, 2025 R. Michael Mohan replaced Cameron Breitner as Chair of the Compensation Committee.

(2)	Christy Lake is not standing for re-election at the Annual Meeting.

Nominating and Corporate Governance Committee

Members Gary Briggs (Chair) Nishad Chande David Lubek

Principal Responsibilities

Gary Briggs qualifies as an “independent” director for purposes of the SEC and Nasdaq independence rules that are applicable to nominating and corporate governance committees. As a controlled company, we rely on the exemption from the Nasdaq requirement that we have a nominating and corporate governance committee composed entirely of independent directors. Under its charter, our nominating and corporate governance committee, among other things, has responsibility for:

•   identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•   engaging in succession planning for our board of directors;

•   recommending to our board of directors our director candidates for election at the annual meeting of stockholders;

•   developing and recommending to our board of directors a set of corporate governance guidelines and principles;

•   overseeing and, where appropriate, making recommendations to our board of directors regarding sustainability matters relevant to our business, including Petco policies, activities, and opportunities;

•   overseeing our stockholder engagement program and making recommendations to the board regarding its involvement in stockholder engagement;

•   performing a leadership role in shaping our corporate governance;

•   annually evaluating the performance of the nominating and corporate governance committee and adequacy of the nominating and corporate governance committee’s charter; and

•   performing such other functions as our board of directors may from time to time assign to the committee.

Strategy and Risk Oversight

Our board believes that effective risk management and control processes are critical to Petco’s safety and soundness, our ability to predict and manage the challenges that Petco and the pet category face and, ultimately, Petco’s long-term corporate success.

Management is responsible for the day-to-day oversight and management of our risk management framework, including strategic, operational, legal, compliance, cybersecurity, and financial risks, while our board, as a whole and through its committees, is responsible for the overall oversight of our risk management framework. Consistent with this approach, key stakeholders throughout the Company work with management to identify, review, and update both the framework and certain specific short-, intermediate-, and long-term risks that we face, which are presented to our audit committee and board at regular audit committee and board meetings as part of management presentations that focus on particular business functions, operations, or strategies. Such presentations also identify steps taken by management to eliminate or mitigate such risks and report on how feedback from the audit committee and/or board regarding our enterprise risk management efforts (including how we address existing risks and identify significant emerging risks) is implemented. As part of this process, we determine the top risks for the Company by assessing the probability and impact of inherent risks that we face. These top risks are presented to our audit committee and board and updated regularly. While our board is ultimately responsible for the risk oversight of our Company, our audit committee has primary responsibility for management and mitigation of the risks facing our Company, including major financial, information technology, cybersecurity, privacy, and control risks, and oversight of the measures initiated by management to monitor and control such risks. Through the audit committee’s formal oversight responsibility for cybersecurity, as delegated by our board of directors, it is responsible for reviewing our policies and procedures with respect to cybersecurity risk assessment and risk management. As part of the board of directors and audit committee’s oversight, our Chief Technology Officer (“CTO”) and/or Chief Information Security Officer (“CISO”) provide semi-annual updates to the audit committee with respect to cybersecurity incidents, mitigation, threats, risks, management, and prevention, which are also communicated to the full board. In addition, a cross-functional committee comprised of key stakeholders throughout the Company meets regularly to review cybersecurity incidents, mitigation, threats, risks, management, and prevention. For additional information regarding our cybersecurity risk assessment program, see our Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Our audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our compensation committee has responsibility to review the risks arising from our compensation policies and practices applicable to all employees and evaluate policies and practices that could mitigate any such risk. Our nominating and corporate governance committee has responsibility to review risks relating to our corporate governance practices, including sustainability and corporate responsibility matters. These committees provide regular reports on our risk management practices to our board. Our board believes that the Company’s current leadership structure supports its risk oversight function.

In addition, as part of the board’s strategic and risk oversight, the board, through our nominating and corporate governance committee, oversees our sustainability strategies. Throughout the year, the nominating and corporate governance committee receives reports from management, including our Chief Legal Officer, and our Senior Manager of Sustainability, on key sustainability matters, our actions around being a responsible company and corporate citizen, and our sustainability reporting, which is regularly shared with the full board.

Stockholder Engagement

We typically conduct a proactive outreach effort with the governance teams of our major stockholders where, members of our board and/or management team engage with our stockholders to seek their input and feedback in an effort to remain well-informed regarding their perspectives and to help increase their understanding of our business. During these engagements, we cover topics of interest to our stockholders, which typically include our compensation policies and practices, governance practices, and sustainability and corporate responsibility matters.

The feedback received from our stockholder outreach efforts is communicated to and considered by management and the board, and our engagement activities have produced valuable feedback that has helped inform our decisions and our strategy, when appropriate, particularly with respect to our compensation policies and practices as well as our sustainability and corporate responsibility efforts.

Communications with Directors

Stockholders and other interested parties who wish to communicate with our board or any individual director may do so by sending an email to Directors@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, California 92127. Each communication will be reviewed to determine whether it is appropriate for presentation to our board or the applicable director(s). The purpose of this screening is to allow our board (or the applicable individual director(s)) to avoid having to consider irrelevant or inappropriate communications, such as advertisements, solicitations, product inquiries, or any offensive or otherwise inappropriate materials.

Code of Business Conduct and Ethics

Our board adopted a Code of Business Conduct and Ethics relating to the conduct of our business by all of our employees, executive officers (including our principal executive officer and principal financial officer/principal accounting officer (or persons performing similar functions)) and directors. This code satisfies the requirement that we have a “code of conduct” under the Nasdaq and SEC rules and is available on our website at ir.petco.com/corporate-governance/documents-and-charters. To the extent required under the Nasdaq and SEC rules, we intend to disclose future amendments to certain provisions of this code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.

Insider Trading Policy
Petco has adopted an Insider Trading Policy, which governs the purchase, sale, and other transactions in Petco securities by directors, officers, and other employees as well as certain of their family members and controlled entities, as well as the Company. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. For additional information, see the Company’s Insider Trading Policy, which was filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the year ended February 1, 2025.
Principles of Corporate Governance
Our board also adopted principles of corporate governance to formalize its governance practices, which serve as a framework within which our board and its committees operate. These principles cover a number of areas, including the role of our board of directors, board composition and leadership structure, director independence, director selection, qualification and election, director compensation, executive sessions, CEO evaluation, succession planning, annual board assessments, board committees, director orientation and continuing education, board communications with stockholders, and others. A copy of our principles of corporate governance is available on our website at
ir.petco.com/corporate-governance/documents-and-charters.
Compensation Committee Interlocks and Insider Participation
Except for Mr. Mohan’s position as Interim Chief Executive Officer of the Company from March 2024 to July 2024, none of our Compensation Committee members was an officer or employee of the Company during fiscal 2024, has formerly been an officer of the Company, or has or had during fiscal 2024 any related person transaction relationship with the Company of a type that is required to be disclosed under Item 404 of Regulation
S-K.
Except as described in this paragraph, during the last completed fiscal year, none of our executive officers has served as a member of the compensation or similar committee of any entity that has one or more executive officers who served on our compensation committee or board during fiscal 2024, and none of our executive officers served as a director of any entity that has one or more executive officers who served on our compensation committee. Mr. Murphy, our Executive Chairman, was recently appointed Executive Chairman at Wella Company, where one of our directors, Ms. Yen, serves as an executive. Prior to Mr. Murphy joining Petco as Executive Chairman in May 2024, he served on the compensation committee of Wella Company. However, he stepped down from the compensation committee of Wella before joining Petco. Accordingly, there was no simultaneous interlock: Mr. Murphy did not serve on the compensation committee of Wella during any point in time when he was our Executive Chairman and has had no role in determining Ms. Yen’s compensation as an executive officer of Wella Company at any time during his tenure as Petco’s Executive Chairman.
Fiscal Year 2024 Director Compensation
Under our director compensation program, members of our board of directors who are not employees or officers of Petco, our Principal Stockholders, CVC, CPP Investments, or their respective affiliates are eligible to receive the following:

•	Annual cash retainer of $90,000;

•	Cash fee of $35,000 for service as chairperson, or $10,000 for service other than as chairperson, of our audit committee;

•	Cash fee of $25,000 for service as chairperson, or $10,000 for service other than as chairperson, of our compensation committee;

•	Cash fee of $20,000 for service as chairperson, or $7,500 for service other than chairperson, of our nominating and corporate governance committee;

•	Cash fee of $150,000 for service as the non-executive chair of our board of directors;

•	Cash fee of $50,000 for service as the lead independent director of our board of directors; and

•	Annual equity grant of restricted stock units (“RSUs”) under the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (as amended, the “2021 Plan”) with a value of approximately $165,000, subject to cliff vesting on the earlier to occur of (i) the first anniversary of the grant date or (ii) the day of the next annual meeting of stockholders.
In addition, our director compensation program provides each director with reimbursement for reasonable travel and expenses incurred in attending meetings and activities of our board of directors and its committees.
In accordance with our director compensation program, in July 2024, each eligible member of our board of directors received an annual grant of 49,254 RSUs, which will vest on the earlier to occur of (i) the first anniversary of the Grant Date or (ii) on the date of the Annual Meeting.

The table below describes the compensation provided to our eligible directors in fiscal 2024. Mr. Anderson and Mr. Coughlin were not separately compensated for their service on our board of directors, and their fiscal 2024 compensation is described under “Executive Compensation—Executive Compensation Tables—Summary Compensation Table” below. Mr. Mohan served as our Interim Chief Executive Officer from March 2024 through July 2024. As such, Mr. Mohan’s fiscal 2024 compensation for services as Interim Chief Executive Officer and as a non-employee director are described under “Executive Compensation—Executive Compensation Tables—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Gary Briggs	$113,972	$165,001	$278,973

Nishad Chande (3)	—	—	—

Christy Lake	$95,000	$165,001	$260,001

David Lubek (3)	—	—	—

Sabrina Simmons (4)	$120,000	$165,001	$285,001

Christopher J. Stadler (3)	—	—	—

Mary Sullivan (3)	—	—	—

Iris Yen	$95,000	$165,001	$260,001

Cameron Breitner (5)	$110,000	$165,001	$275,001

(1)

Amounts reported represent the annual cash fees earned by each independent, non-employee director in fiscal 2024, pro-rated for any partial years of service (including partial years of service on committees or as chairperson). The annual cash retainer was increased from $80,000 to $90,000, effective August 4, 2024.

(2)

Amounts in this column represent the aggregate grant date fair value of the annual RSUs granted to each eligible director during fiscal 2024, calculated in accordance with FASB ASC Topic 718 based on the $3.35 closing price of our Class A common stock on July 29, 2024, the date of grant. For additional information regarding the assumptions underlying this calculation, please read Note 11—Stockholders’ Equity to our consolidated financial statements for the fiscal year ended February 1, 2025, located in our Annual Report on Form 10-K for such fiscal year. As of February 1, 2025, Mr. Briggs and Ms. Lake each held 1,500,000 Common Series C Units in Scooby LP, our indirect parent (the “C Units”) originally granted in 2018 with a distribution threshold of $0.50, which are generally subject to the same terms as the C Units granted prior to our initial public offering to certain of our Named Executive Officers. Additionally, as of February 1, 2025, each independent director held the following unvested RSUs: Mr. Breitner: 49,254 Mr. Briggs: 49,254; Ms. Lake: 49,254; Ms. Simmons: 49,254, and Ms. Yen: 49,254.

(3)	These directors are not eligible for compensation under our director compensation program and did not receive any compensation from us during fiscal 2024.

(4)	Ms. Simmons was appointed as the Company’s Chief Financial Officer, effective February 17, 2025.

(5)	Mr. Breitner became an independent director effective February 4, 2024 and began receiving compensation under our director compensation program effective as of such date.

PROPOSAL 1—ELECTION OF DIRECTORS

There are four Class II directors whose term of office expires at the Annual Meeting. One these directors, Christy Lake has resigned as a director of the Company effective as of the election of directors at the Annual Meeting and, therefore, she is not standing for re-election at the Annual Meeting. The size of the board of directors will be automatically reduced to ten directors effective as of the election of directors at the Annual Meeting pursuant to a previous resolution of the board. Our nominating and corporate governance committee has recommended, and our board has approved, each of R. Michael Mohan, David Lubek, and Christopher J. Stadler as nominees for election as Class II directors at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve for a three-year term until the 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation, removal, retirement, or disqualification. Information concerning these nominees and other continuing directors appears under “—Composition of the Board of Directors” above. Each of the nominees has consented to serve as a director, if elected, and all of the nominees are currently serving on our board of directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by our board, or alternatively, our board may leave a vacancy on our board or reduce the size of our board.

Each director is elected by a plurality of the votes cast. “Plurality” means that the three nominees who receive the largest number of votes cast “For” such nominees are elected as directors. Only holders of Class A common stock and Class B-2 common stock are entitled to vote on this Proposal 1. Holders of Class B-1 common stock are not entitled to vote on this Proposal 1. Holders of Class A common stock and Class B-2 common stock may vote “For All,” “Withhold All,” or “For All Except” with respect to the nominees named in this Proposal 1. Any shares voted “Withhold All” and broker non-votes, if any, are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.

FOR ALL	OUR BOARD, UPON RECOMMENDATION OF OUR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES NAMED ABOVE.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Below is a list of our executive officers and their respective ages and a brief account of the business experience of each of them.

Name	Age	Position

Joel Anderson	60	Chief Executive Officer

Glenn Murphy	63	Executive Chairman

Sabrina Simmons	62	Chief Financial Officer

Giovanni Insana	38	Chief Legal Officer and Secretary

Holly May	43	Chief Human Resources Officer

Joe Venezia	61	Chief Revenue Officer

Michael Romanko	59	Chief Customer and Product Officer

Jack Stout	54	Chief Merchandising Officer

Joel Anderson’s and Glenn Murphy’s biographical information can be found with the other director biographies in the “Board of Directors and Corporate Governance” section above.

Sabrina Simmons has served as our Chief Financial Officer (“CFO”) since February 2025. Ms. Simmons served as a member of Petco’s Board of Directors and Audit Chair from 2021 until voluntarily resigning to become CFO. Prior to joining us, she served as Executive Vice President and Chief Financial Officer of Gap, Inc. until 2017. She also served in the following positions at Gap: Executive Vice President, Corporate Finance; Senior Vice President, Corporate Finance and Treasurer; and Vice President and Treasurer. Ms. Simmons currently serves on the Board of Directors of Columbia Sportswear Company, an outdoor apparel and equipment company, as well as the Board of Directors and Audit Committee of Coursera, Inc., an online learning platform, and previously served on the Board of Directors of Williams-Sonoma Inc., a kitchenware and home furnishings company, and e.l.f. Beauty, Inc., a cosmetics brand. She holds a bachelor’s degree from the Haas School of Business at University of California, Berkeley and a master’s degree in business administration from the Anderson School at UCLA. Ms. Simmons is also a CPA (inactive) in the state of California.

Giovanni Insana has served as our Chief Legal Officer and Secretary since October 2023 and previously as our VP Legal, Securities and M&A from April 2023 to October 2023, and as Associate General Counsel, Securities from January 2021 to April 2023. Prior to joining us, Mr. Insana served as Assistant General Counsel at InterDigital, Inc., a technology research and development company, from April 2020 to January 2021 and as Senior Corporate Counsel from April 2019 to April 2020. Prior to that, he was an associate at Dechert LLP from August 2015 to April 2019. Mr. Insana holds a bachelor’s degree in economics from the University of Pittsburgh and a J.D. from the University of Pennsylvania Carey Law School.

Holly May has served as our Chief Human Resources Officer since February 2024. Prior to joining us, Ms. May served as Executive Vice

President and Global Chief Human Resources Officer for Walgreens Boots Alliance, a retail pharmacy company, from October 2021 to November 2023, where she led all aspects of the organization’s global HR and Environmental, Social and Governance functions. Prior to that, Ms. May served as Global Chief Human Resources Officer at Abercrombie & Fitch, a clothing retailer, from January 2021 to October 2021, and as Senior Vice President, Global Total Rewards & Service Delivery at Starbucks, a premium coffee company, from September 2018 to January 2021. Ms. May holds a bachelor’s degree from Wellesley College and a Master of Finance degree from the A.B. Freeman School of Business at Tulane University.

Joe Venezia has served as our Chief Revenue Officer since November 2024. Prior to joining us, Mr. Venezia served as the Chief Operating Officer of Stores at Michaels, an arts and crafts retail chain, from February 2021 to November 2024. Prior to Michaels, he served as President of Bridgestone Retail Operations, the largest chain of automotive care stores in the United States, from June 2017 to January 2021, where he executed on a 5-year growth strategy. Previously, Mr. Venezia served as Head of Global Store Operations for several retailers, including Toys “R” Us, Babies “R” Us, and The Pantry. Mr. Venezia also served as Walmart’s Northeast Division President. He began his career at The Proctor & Gamble Company. He is a graduate of the United States Military Academy at West Point and served as an Officer in the United States Army for nine years, deploying three times in support of combat operations.

Michael Romanko has served as our Chief Customer and Product Officer since February 2025. Prior to joining us, Mr. Romanko served as the Chief Merchandising and Marketing Officer at Five Below, Inc., a publicly traded retail chain, a role he held for a decade until November 2024. Prior to Five Below, Inc., Mr. Romanko served as Chief Design Officer for Patriarch Partners, LLC, an investment firm. In addition, he has held senior merchandising and product development roles at Fortunoff, an outdoor furniture and jewelry retailer, Lenox, a tabletop and giftware brand, Linens ’N Things, a homeware retailer, and Toys “R” Us. Mr. Romanko holds a bachelor’s degree in liberal arts from The College of New Jersey.

Jack Stout joined Petco as Interim Chief Merchandising Officer in July 2024 and was officially appointed to Chief Merchandising Officer in February 2025. Prior to joining us, Mr. Stout served as Executive Vice President from May 2023 to December 2023 and Chief Merchandising Officer from July 2018 to May 2023 at 7 Eleven, Inc., a convenience store chain. Mr. Stout joined 7 Eleven in 2003 as Operations Planning Manager and went on to hold positions as Director of Store Development Strategy, Senior Director of National Franchise, and Vice

President of Business and Financial Planning prior to his joining the Merchandising Leadership team in 2015 as Senior Vice President, Merchandising and Demand Chain. Before joining 7 Eleven, Mr. Stout served as an officer in the U.S. Air Force, achieving the rank of Captain. After serving in the military, Mr. Stout held positions with TXU Energy, an American electricity provider, and Booz Allen and Hamilton, a management consultant. Mr. Stout graduated from Duke University with a bachelor’s degree in mathematics. He also holds a master’s degree in applied statistics from Wright State University and a second master’s degree in business administration from Duke University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation philosophy, objectives, and design and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers (our “Named Executive Officers” or “NEOs”) during fiscal 2024, as well as certain changes we have made to our executive compensation program since the end of fiscal 2024. Our NEOs are employed by our indirect wholly owned subsidiary, Petco Animal Supplies Stores, Inc. (except for Mr. Murphy who is employed by a Canadian subsidiary of Petco).

For fiscal 2024, our NEOs were:

Name	Title

Joel Anderson	Chief Executive Officer (1)

R. Michael Mohan	Former Interim Chief Executive Officer; Director (1)

Ronald Coughlin, Jr.	Former Chief Executive Officer and Former Director (1)

Brian LaRose	Former Chief Financial Officer (2)

Glenn Murphy	Executive Chairman of the Board of Directors (3)

Holly May	Chief Human Resources Officer (4)

Joe Venezia	Chief Revenue Officer (5)

John Zavada	Former Chief Administrative Officer (6)

Amy College	Former Chief Merchandising and Supply Chain Officer (7)

(1)

Effective March 13, 2024, Mr. Mohan, who previously served as a non-employee director, was appointed Interim Chief Executive Officer (“CEO”) to succeed Mr. Coughlin, who continued to provide transition services as an employee through May 1, 2024 and served as a consultant to Petco thereafter through May 1, 2025. Effective July 29, 2024, Mr. Anderson was appointed as permanent CEO, and Mr. Mohan returned to his position as a non-employee member of our board of directors and was appointed as chair of the Value Creation Committee, which was formed by our board of directors at such time.

(2)	Mr. LaRose was succeeded by Ms. Simmons as our Chief Financial Officer on February 17, 2025, after which Mr. LaRose provided transition services to Petco as an employee through April 30, 2025.

(3)	Mr. Murphy was appointed as Executive Chairman of our board of directors effective May 14, 2024.

(4)	Ms. May was appointed as our Chief Human Resources Officer effective February 4, 2024.

(5)	Mr. Venezia was appointed as our Chief Revenue Officer effective November 17, 2024.

(6)	Effective December 6, 2024, Mr. Zavada’s employment was terminated without cause.

(7)	On May 28, 2024, Ms. College ceased to serve as our Chief Merchandising and Supply Chain Officer, and her employment was subsequently terminated without cause on August 17, 2024.

Principal Objectives of Our Compensation Program for Named Executive Officers

Our executive team is critical to our success and to building value for our stockholders. Our executive compensation program is designed to attract and retain highly skilled, performance-oriented executives who thrive in a culture focused on delivering results. We incentivize our senior leaders to deliver the highest levels of execution and business results, while also delivering on our mission of improving lives for pets, pet parents, and our own Petco partners. We carry out these objectives through the following attributes of our executive compensation program:

•	We align executive compensation with achievement of operational and financial results, increases in stockholder value, and delivering on our mission.

•	A significant portion of total compensation for our executives is at-risk and is delivered through short-term and long-term incentive programs that are designed to align their interests with those of our stockholders.

•	We evaluate the competitiveness and effectiveness of our compensation programs against other comparable businesses based on industry, size, and other relevant criteria in making pay decisions.

•	Total compensation for individual executives is influenced by a variety of factors, including each executive’s scope of responsibility, individual performance, skill set, experience, and expected future contributions.

Our executive compensation program includes a number of governance best practices:

What We Do	What We Don’t Do

•   Majority of NEO target compensation is at-risk

•   Align executive pay with performance

•   Robust stock ownership guidelines for all executive officers and non-employee directors

•   Independent compensation consultant

•   Maintain a compensation clawback policy applicable to financial restatements and executive misconduct

•   Hold annual say-on-pay vote

•   No single-trigger change in control payments or acceleration of Petco equity awards

•   No dividends paid on unvested or unearned Petco equity awards

•   No tax gross-ups on severance payments

•   No option repricing without stockholder approval

•   No excess risk-taking in executive compensation programs

•   No hedging or pledging of Petco stock

Process for Setting Executive Compensation

Role of our Compensation Committee and Management in Compensation Decisions

As described below, the primary elements of our executive rewards program are annual base salary, annual short-term cash incentives, long-term equity incentives, and other benefits and perquisites. Together, these items are complementary and serve the goals described above.

Our executive compensation program is developed and overseen by the compensation committee. The purpose of the compensation committee is to assist our board of directors in discharging its responsibilities relating to the compensation of our executive officers and directors, including by overseeing Petco’s overall rewards philosophy, policies, and programs, evaluating the compensation and performance of our executive officers, and reviewing, approving, and modifying the terms of our compensation and benefit plans and programs as appropriate. Subject in certain circumstances to approval by our board of directors, the compensation committee has the sole authority to make final decisions with respect to our executive compensation program. For more information regarding the authority and responsibilities of the compensation committee, please refer to the compensation committee’s charter, which is available via Petco’s Investor Relations website at ir.petco.com.

In making decisions regarding the allocation of compensation between short-term and long-term compensation, between cash and non-cash compensation, and among different forms of cash and non-cash compensation, the compensation committee takes into account the views and recommendations of management, in particular our CEO and Chief Human Resources Officer (except with respect to their own compensation). Generally, the CEO makes recommendations about annual base salary increases, annual short- term incentive targets, and long-term equity grants for our other NEOs using market data and considering internal equity alignment while working within the parameters of our annual budget for base salary increases and the size of the equity pool. During fiscal 2024, our Executive Chairman also made recommendations regarding Mr. Anderson’s compensation in connection with his appointment as CEO.

Use of Compensation Consultants

During fiscal 2024, the compensation committee engaged Exequity as its independent compensation consultant. Exequity assisted the compensation committee in designing the executive compensation program for fiscal 2024, which included review and recommendations regarding our 2024 Peer Group (as defined below), a review and analysis of our executive compensation levels and practices relative to the 2024 Peer Group, a review and analysis of remuneration for our board of directors, and recommendations regarding the design of fiscal 2024 short-term and long-term compensation. Other than its services as independent compensation consultant, Exequity did not provide any other services to us during fiscal 2024. After taking into consideration the factors listed in Nasdaq Listing Rule 5605(d)(3)(D), the compensation committee concluded that there are no conflicts of interest with respect to the engagement of Exequity by the compensation committee.

Peer Group

For fiscal 2024, the compensation committee, with the assistance of Exequity, reviewed our peer group and determined that it would remain the same as for fiscal 2023 as it continued to reflect companies in similar industries with comparable revenues, EBITDA, enterprise values, and enterprise value-to-EBITDA ratios, and with whom we may compete for talent (the “Peer Group”). In determining appropriate compensation opportunities for our NEOs, the compensation committee reviewed competitive market data provided by Exequity regarding the compensation practices of our Peer Group. The following 15 companies comprised our Peer Group for purposes of our fiscal 2024 compensation decisions:

Academy Sports and Outdoors, Inc.	PriceSmart, Inc.
Advance Auto Parts, Inc.	RH
American Eagle Outfitters, Inc.	Sally Beauty Holdings, Inc.
Casey’s General Stores, Inc.	Sprouts Farmers Market, Inc.
Central Garden & Pet Company	Tractor Supply Company
DICK’s Sporting Goods, Inc.	Ulta Beauty, Inc.
Foot Locker, Inc.	Williams-Sonoma, inc.
National Vision Holdings, Inc.

Internal Pay Equity and Other Factors

In setting base salaries, annual short-term cash incentives, and long- term equity incentives, our compensation committee, in collaboration with the CEO, considers factors such as internal pay equity, the capabilities and expertise of each executive, relative responsibilities among members of our executive team, individual contributions by each executive, and business conditions.

For elements of compensation other than total direct compensation, such as severance and change in control benefits, our compensation committee has relied on information provided by Exequity, Peer Group compensation practices, and its own business experience and familiarity with market conditions in determining the appropriate level of benefits for our NEOs.

Say-on-Pay Results and Stockholder Feedback

We value the opinions of our shareholders regarding our executive compensation policies and practices. At the 2024 Annual Meeting of Stockholders, approximately 96% of the votes cast in our say-on-pay advisory vote were in favor of our executive compensation policies and practices. We continue to be thoughtful about previous feedback from our stockholders, and based on that input, we took the following actions during fiscal 2024 and fiscal 2025:

•	We are continuing to provide enhanced disclosures regarding the performance goals applicable to the 2024 annual incentive plan and detailed disclosures on the fiscal 2024 performance share units (“PSUs”).

•	The 2025 annual incentive plan continues to emphasize Adjusted EBITDA and utilizes both an Adjusted Free Cash Flow (“FCF”) and a Total Revenue metric, so that our 2025 annual incentive plan creates incentives that are distinguished, yet complementary, with in-flight PSU awards.

•	For fiscal 2025, all NEOs who remain employees received a portion of their annual equity award in the form of PSUs (other than Mr. Murphy who did not receive an additional equity award in fiscal 2025) and a portion as stock options, requiring stock price appreciation before any value is delivered to the participant.
•	The PSUs granted as part of the fiscal 2024 and 2025 annual equity awards are subject to an absolute total shareholder return (“TSR”) performance metric to focus our NEOs on stock price appreciation and remove overlap with the performance metrics under our annual incentive plan.

Elements of Compensation

Base Salary

We pay our NEOs a base salary to provide them with a fixed, base level of compensation commensurate with the executive’s skills, competencies, experience, contributions, and performance, as well as general review of market compensation. Base salaries are reviewed annually, and the compensation committee makes adjustments to reflect individual and Petco performance as well as any survey and peer group data provided by Exequity. Our interim CEO and our Chief Human Resources Officer made recommendations to our compensation committee regarding 2024 base salary adjustments for our executive officers (except with respect to their own salaries), and our Executive Chairman made recommendations to our compensation committee regarding the initial base salary for Mr. Anderson. These recommendations are generally based upon the executive’s sustained performance, leadership and contribution to Petco performance, internal pay equity considerations, and survey data. Our compensation committee takes all of these factors into account when making its decisions on base salaries but does not assign specific weight to any one factor. In addition to the annual base salary review, our compensation committee may also adjust base salaries at other times during the year in connection with promotions, increased responsibilities or to maintain competitiveness in the market.

During fiscal 2024, after the completion of internal and external pay benchmarking, the Committee increased Mr. Zavada’s annual base salary from $525,000 to $575,000 and increased Ms. College’s base salary from $600,000 to $625,000, each effective April 28, 2024. The base salaries for Messrs. Anderson, Mohan, Murphy, and Venezia and Ms. May were set in connection with their respective appointments following considerations of their experience, responsibilities, and peer practices.

The chart below provides the base salary for each of our NEOs as of the end of fiscal 2024 (or the NEO’s date of termination, if applicable).

Name	Fiscal 2024 Base Salary

Joel Anderson	$1,300,000

R. Michael Mohan	$1,100,000

Ronald Coughlin, Jr.	$1,100,000

Brian LaRose	$700,000

Glenn Murphy	$250,000

Holly May	$625,000

Joe Venezia	$700,000

John Zavada	$575,000

Amy College	$625,000

Annual Cash Incentive Program

A hallmark of our compensation philosophy has been the belief that annual cash incentives should be based upon actual performance measured against specified key business and financial metrics. Our compensation committee adopts performance measures that are intended to drive performance against key business objectives and align with market practices of the Peer Group and public companies in general.

Each of our NEOs participated in our annual incentive plan for fiscal 2024 (the “2024 AIP”) and was eligible to receive a target annual cash bonus equal to a percentage of his or her earned annual base salary. Under the 2024 AIP, each NEO’s annual cash bonus was based on the same plan design and was based on a combination of corporate financial metrics of Adjusted EBITDA (60%) and Adjusted FCF (20%)

and on strategic performance measures (20%). This combination of performance measures aligned each NEO’s annual cash incentive opportunity with the financial results of our company-wide business, as well as each NEO’s individual contributions towards our key strategic initiatives and business unit performance where applicable. The total revenue metric from our 2023 AIP was replaced with an Adjusted FCF metric for the 2024 AIP to reinforce the Company’s commitment towards generating cash and reducing debt. The 2024 Adjusted EBITDA metric also includes a target strike zone for performance between 100% and 106%. Performance within this strike zone equates to a target payout, while performance above or below the strike zone is linearly interpolated up from the threshold (50%) to the low-end of the target range and from the high-end of the target range to the maximum (200%) performance levels.

For fiscal 2024, the target annual cash incentive for each of our NEOs were as follows:

Name	Target Annual Cash Incentive (% of Base Salary)

Joel Anderson	150%

R. Michael Mohan (1)	125%

Ronald Coughlin, Jr. (2)	125%

Brian LaRose	80%

Glenn Murphy	100%

Holly May	80%

Joe Venezia (3)	80%

John Zavada (2)	80%

Amy College (2)(4)	80% / 100%

(1)	Mr. Mohan’s 2024 AIP award was pro-rated for the portion of fiscal 2024 in which he served as Interim CEO.

(2)

The 2024 AIP awards for Messrs. Coughlin and Zavada and Ms. College were pro-rated based on their respective termination dates in accordance with their separation agreements, as described in more detail under “Potential Payments Upon Termination or Change in Control—Separation Agreements.”

(3)

In accordance with his employment letter, Mr. Venezia’s target bonus for fiscal 2024 was $140,000, which is equivalent to one quarter of his annual bonus target for a full year in consideration of when he commenced services with Petco.

(4)	Ms. College’s bonus target was changed from 80% to 100% effective April 28, 2024.

In establishing the threshold, target, and maximum performance level for each performance measure, our compensation committee established goals that accounted for a lower budgeted EBITDA for fiscal 2024 in contemplation of anticipated investments to lower costs, improve product mix and inventory, as well as to align the Company’s organizational structure.

The following chart shows the threshold, target, and maximum performance level for each financial performance measure and our fiscal 2024 achievement.

Financial Performance Measures	Weighting	Threshold (50% Payout)	Target Range (100% Payout)	Maximum (200% Payout)	Actual Performance	Weighted Payout

Adjusted EBITDA ($M) (1)	60%	$318.3	$335.1-$355.2	$402.1	$336.5	60%

Adjusted Free Cash Flow ($M) (2)	20%	$20.5	$35.0-$55.0	$75.0	$67.6	32%

Total Payout Percentage for Financial Performance Measures						92%

(1)

Non-GAAP measure calculated as our net income, adjusted for the following items: interest expense, income tax benefit or expense, depreciation and amortization, loss on partial extinguishment of debt, goodwill and asset impairment, equity-based compensation expense, other non-operating income or loss, investment and joint venture income, and other costs (restructuring costs, severance expenses, business divestiture costs, and certain non-ordinary course legal matters). This definition is intended to align with the Company’s Adjusted EBITDA as reported in our Annual Report Form 10-K.

(2)

Non-GAAP measure reflecting how much cash Petco generates, calculated as net cash provided by operating activities less cash paid for fixed assets. This definition is intended to align with the Company’s Free Cash Flow as reported in our Annual Report Form 10-K; however, actual Adjusted FCF for purposes of the 2024 AIP excluded $17.9M in severance and related costs and the net effect of changes in operating accounts, after accounting for capital expenditures.

In addition to the financial performance measures, 20% of each NEO’s 2024 AIP award was based on the achievement of strategic goals for the Company overall, which were used in lieu of the individual strategic measures for fiscal 2024 in light of the various executive transitions throughout the year (other than for Ms. May who also had HR-specific strategic goals against which she was evaluated). For fiscal 2024, the NEOs made significant progress towards achieving the following strategic goals set for the Company, in addition to achieving the Company’s Adjusted EBITDA and Adjusted FCF targets: (i) improve retail and operational excellence, (ii) focus efforts on delivering improved customer outcomes, (iii) partner with vendors to enable the growth of Petco’s market share, and (iv) execute quickly and efficiently against common goals.

Ms. May’s strategic priorities for the year also included evolving the Company’s operating model, establishing leadership culture, as well as rebuilding Petco’s internal communication strategy. She made significant progress against these priorities during the year while also supporting changes in our executive leadership. In consideration of the following performance highlights, the compensation committee determined each NEO’s personal performance achievement percentage and the associated weighted payout:

Name	Personal Performance Achievement Percentage	Weighted Payout

Joel Anderson	120%	24%

Glenn Murphy	120%	24%

Holly May	120%	24%

Joe Venezia (1)	100%	20%

(1)	Mr. Venezia’s performance was assessed against his contributions towards building a more efficient Pet Care Center operating model.

For our former executives who participated in the Executive Severance Plan and for Messrs. Coughlin and Mohan, the payout percentage under the 2024 AIP was defined to be the average payout percentage for all participants in the 2024 AIP (rounded to the nearest whole percentage point) and the final payout dollar amount was pro-rated for the portion of fiscal 2024 prior to the NEO’s termination of employment. As such, the payout percentage under the 2024 AIP for Messrs. Coughlin, LaRose and Zavada and Ms. College was 116%.

Accordingly, our NEOs received the following payouts under the 2024 AIP:

Name	Target Bonus (1)	Payout Percentage	2024 AIP Payout

Joel Anderson (2)	$1,950,000	116.6%	$2,273,700

R. Michael Mohan	$523,558	116.0%	$604,698

Ronald Coughlin, Jr.	$333,174	116.0%	$381,223

Brian LaRose	$560,000	116.0%	$649,600

Glenn Murphy	$181,319	116.6%	$211,418

Holly May	$500,000	116.6%	$583,000

Joe Venezia (3)	$140,000	112.6%	$157,640

John Zavada	$380,000	116.0%	$440,800

Amy College	$303,077	116.0%	$351,569

(1)	Except as otherwise indicated, target bonuses reflected herein are pro-rated for the portion of fiscal 2024 in which such NEO was employed.

(2)	In accordance with his employment letter, Mr. Anderson’s target bonus for fiscal 2024 was not prorated.

(3)	In accordance with his employment letter, Mr. Venezia’s target bonus for fiscal 2024 was $140,000.

Other Bonus Awards

Inducement and Recognition Bonuses

Following the departure of our previous Chief Human Resources Officer in October 2023, Mr. Zavada temporarily assumed the roles performed by our Chief Human Resources Officer until Ms. May joined the Company on February 4, 2024. In recognition of his dual role, on March 22, 2024, the compensation committee approved a one-time cash bonus of $45,000 to Mr. Zavada.

As part of their offer letters, Ms. May and Mr. Venezia received one-time sign-on cash bonuses of $1,000,000 and $200,000, respectively, which are subject to repayment in the event the NEO voluntarily resigns or if the NEO’s employment is terminated for cause by Petco within two years of the NEO’s start date (100% repayment if such termination occurs during the first year and 50% repayment if such termination occurs during the second year). For Ms. May, this payment was intended to induce her to join the Company after considering her previous experience as a CHRO as well as the significant levels of organizational change anticipated at the Company and to cover expenses associated with Ms. May’s relocation to California. For Mr. Venezia, this payment was intended to compensate him for compensation forfeited in connection with his departure from his prior employer.

Retention Bonuses

In March and April 2024, in light of Mr. Coughlin’s and other executive officers’ separations and the desire for leadership stability during a period of transition, the compensation committee approved cash retention awards to secure key members of the executive leadership team through this period. Under these cash retention awards, Ms. College was eligible to receive up to $1,500,000 and Messrs. LaRose and Zavada were eligible to receive up to $1,000,000. The cash retention awards were eligible to vest and become paid as to 20% after July 31, 2024, 20% after January 31, 2025, and the remaining 60% after January 31, 2026, in each case, subject to the NEOs’ continued employment. In its decision to approve the cash retention awards, the compensation committee sought to balance previous feedback from shareholders with the need to establish continuity among key members of the leadership team during our search for a permanent CEO. In all cases, the retention awards actually paid to the NEOs were less than the full awarded amounts shown above due to their terminations of employment. For information regarding the treatment of Ms. College and Messrs. LaRose’s and Zavada’s cash retention awards in connection with their terminations, see “Potential Payments Upon Termination or Change in Control” below.

Long-Term Equity Incentive Compensation
Fiscal 2024 Annual Awards
In April 2024, each of Messrs. LaRose and Zavada and Mses. May and College received an annual equity award comprised 75% of RSUs and 25% of PSUs.
RSUs
: The 2024 time-based RSUs vest as to 34% on the first anniversary of the date of grant and 16.5% at the end of each six-month
period thereafter through the third anniversary of the date of grant.
PSUs
: The 2024 annual PSUs will cliff vest following the completion of a performance period covering fiscal years 2024, 2025 and 2026, based on the achievement of three-year absolute total shareholder return (“TSR”) and subject to the NEO’s continued employment through the compensation committee’s certification of such performance. The absolute TSR multiple under the 2024 PSUs is measured by dividing the Petco stock price at the end of the performance period (plus reinvested dividends, if any) by $2.00, with the performance level and resulting payout percentage determined in accordance with the following table (linearly interpolated below the levels set forth below). Petco’s stock price on the date of the grant was $1.65, and the $2.00 measurement price reflects a premium to that amount.

Performance Level	Absolute TSR	Payout Percentage

Below Threshold	Below 250%	0%

Threshold	250%	50%

Target	400%	100%

Maximum	500%	200%
The table below sets forth the target 2024 annual long-term equity award value and the number of RSUs and target PSUs granted to the NEOs in April 2024:

Name	2024 Target Equity Award	2024 RSUs	2024 PSUs (at Target)

Brian LaRose	$1,100,000	500,000	145,503

Holly May	$1,100,000	500,000	145,503

John Zavada	$800,000	363,637	105,821

Amy College	$1,100,000	500,000	145,503

CEO Initial Equity Award
In connection with Mr. Anderson’s appointment as CEO, on July 29, 2024, Mr. Anderson was granted initial equity awards with a total target grant date value of $15,000,000. In addition to providing for immediate alignment with shareholder interests, Mr. Anderson’s initial equity awards were also intended to compensate him for compensation forfeited in connection with his departure from his prior employer. Mr. Anderson’s initial equity award was granted
(i) one-third
as RSUs,
(ii) one-third
as PSUs,
(iii) one-sixth
as premium-priced stock options with an exercise price of $5.00, and
(iv) one-sixth
as premium-priced stock options with an exercise price of $7.50. The RSUs and the stock options vest as to 34% on the first anniversary of his start date and 16.5% at the end of each six-month
thereafter through the third anniversary of his start date.
The PSUs are eligible to vest following a three-year performance period ending January 29, 2028 (i.e., covering fiscal 2025, 2026, and 2027), subject to the Company’s achievement of a three-year cumulative Adjusted EBITDA goal. A portion of the PSUs are also subject to an Adjusted EBITDA gate, pursuant to which 10% of the target PSUs will be automatically forfeited if (i) the Company’s fiscal 2025 Adjusted EBITDA is less than a specified threshold, or (ii) the Company’s fiscal 2026 or fiscal 2027 Adjusted EBITDA does not exceed the Adjusted EBITDA in the immediately preceding fiscal year.
Interim CEO Equity Awards
In connection with Mr. Mohan’s appointment as Interim CEO, on March 15, 2024, Mr. Mohan was granted initial equity awards having a grant date value of approximately $8,000,000, which approximates the annual equity award amount of the former CEO, Mr. Coughlin, with one-third
of such value granted as RSUs and
two-thirds
as premium-priced stock options with an exercise price of $5.00. These awards vested in equal monthly installments over the
12-month
period following March 13, 2024, his commencement date, subject to his continued service as Interim CEO.

With the appointment of Mr. Anderson as the permanent CEO, on July 29, 2024, Mr. Mohan’s employment with the Company was terminated, and he transitioned back to serving as a non-employee
director and was appointed as chairperson of the newly formed Value Creation Committee of our board of directors. In connection with his service on the Value Creation Committee, we amended Mr. Mohan’s unvested RSUs and stock options to provide for continued vesting in the portion of such equity awards that were originally scheduled to vest during the two-month
period following his transition. Such portion remained outstanding and eligible to vest in equal installments during the five-month period following July 29, 2024, while all remaining unvested RSUs and stock options were forfeited upon his termination of employment as Interim CEO.
Executive Chairman Equity Awards
In connection with Mr. Murphy’s appointment as Executive Chairman, on May 24, 2024, Mr. Murphy was granted stock options to purchase: (i) 1,074,000 shares at an exercise price of $3.58 (the closing price on the grant date); (ii) 750,000 shares at an exercise price of $5.00; (iii) 1,000,000 shares at an exercise price of $7.50; and (iv) 1,000,000 shares at an exercise price of $10.00, in each case, which vest in equal quarterly installments over the three-year period following May 14, 2024, his commencement date. These premium priced options require substantial stock price appreciation before Mr. Murphy can recognize any value associated with such stock options—directly aligning his interests with those of our shareholders.
Mr. Murphy was also granted 1,000,000 RSUs on such date, which vest on the same schedule as his stock options. In August 2024, at Mr. Murphy’s request, the then-unvested RSUs were converted into shares of unvested restricted stock. The conversion was due to certain Canadian tax implications for Mr. Murphy, and there was no impact or additional accounting expense recognized by the Company. All shares received in settlement of RSUs or upon vesting of restricted stock are required to be held until May 14, 2027.
These initial equity awards were intended to compensate Mr. Murphy for a multi-year term as Executive Chairman; accordingly, Mr. Murphy did not receive an annual equity award in fiscal 2025.
Initial Equity Awards for Other NEOs
Prior to joining the Company, Ms. May’s total compensation exceeded her pay package at Petco. Consequently, as part of her employment offer to induce her to join the Company, on April 15, 2024, Ms. May received an initial RSU award with a target value of $2,500,000, which will vest as to 10% on the first anniversary of the grant date, as to 20% on the second anniversary of the grant date, as to 30% on the third anniversary of the grant date, and as to 40% on the fourth anniversary of the grant date. The back-loaded vesting design bolsters the retention value of the RSUs.
As part of his employment offer to induce him to join the Company, to replace certain forfeited compensation with his prior employer, and to provide an immediate alignment with shareholder interests, on November 18, 2024, Mr. Venezia received an initial RSU award with a target value of $1,500,000, which will vest 34% on the first anniversary of the date of grant and 16.5% at the end of each six-month
period thereafter through the third anniversary of the date of grant, consistent with the vesting schedule applicable to annual RSU awards.

Results of Fiscal 2023 PSUs – Tranche 2
The fiscal 2023 PSUs granted to Messrs. LaRose and Zavada and Ms. College vest based on achievement of an Operating Cash Flow metric over a three-year performance period ending January 31, 2026 (i.e., covering the 2023, 2024 and 2025 fiscal years). The threshold, target, and maximum metrics applicable to the second one-third
tranche of the 2023 PSUs were determined by our compensation committee at the beginning of fiscal 2023 and related to performance over fiscal 2024, and as a result, this tranche was deemed granted in fiscal 2024 under applicable accounting and SEC requirements. The termination of Mr. Coughlin’s employment was approved prior to the approval of the 2024 performance metrics, and tranches 2 and 3 of his 2023 PSUs were forfeited upon his separation. Further, because of their respective terminations of employment prior to the end of the three-year performance period, the 2023 PSUs held by Messrs. LaRose and Zavada and Ms. College were forfeited.
The following table shows the threshold, target, and maximum performance goals for the second tranche of the 2023 PSUs and our achievement against such measures; however, since the award requires NEOs to remain employed for the entire three-year performance period, none of the NEOs will receive any payout thereunder on account of their respective terminations.

Performance Measure	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Weighted Payout

Fiscal 2024 Operating Cash Flow ($M)	100%	$143.1	$159.0	$206.7	$177.7	139.2%

Results of Mr. Coughlin’s Fiscal 2022 PSUs
During fiscal 2022, Mr. Coughlin received PSUs that vest after fiscal 2024 based on the Company’s adjusted earnings per share (EPS) (weighted 50%) and total revenue (weighted 50%) performance during fiscal 2024. The table below sets forth the threshold, target, and maximum levels of achievement for each performance measure, as well as the actual performance achieved. Because the actual performance achieved was below threshold, such PSUs were not earned.

Performance Measure	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Weighted Payout

Fiscal 2024 Adjusted EPS (1)	50%	$1.12	$1.40	$1.68	$(0.07)	0%

Fiscal 2024 Total Revenue ($M)	50%	$6,570	$7,300	$8,030	$6,116	0%

(1)
Adjusted EPS is a
non-GAAP
financial metric calculated as the Company’s GAAP net income, adjusted for the following items: interest, taxes, depreciation, amortization, equity compensation, severance, goodwill/asset impairments, PCC pre-opening/closing
expenses, investment/JV income,
non-cash
occupancy costs, and other
non-recurring
costs, less income tax expense (at 26%), and with such resulting total divided by our average weighted diluted shares.

Other Benefits and Perquisites
Health and Welfare Benefits
Our NEOs are eligible to participate in our health and welfare plans on the same terms offered to all of our salaried partners, with the exception of life insurance and disability coverage—which is provided at enhanced levels for all partners who serve as vice presidents or above.
Retirement Benefits
We have not maintained, and do not currently maintain, any defined benefit pension plans in which our NEOs participate. All of our U.S. NEOs are eligible to participate in our 401(k) plan, which is a broad-based, tax-qualified
defined contribution retirement plan in which generally all of our partners who meet the age and service requirements can participate. Under the 401(k) plan, we make discretionary matching contributions, including to our NEOs. Prior to January 1, 2025, the discretionary matching contributions were equal to 100% of the first 1% of compensation contributed and 50% on the next 2% of compensation contributed, subject to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), and partners vest ratably in matching contributions over a period of three years of service with the Company.
Effective January 1, 2025, the Company converted its 401(k) plan to a “safe harbor plan” and will generally match 100% of the first 3% of compensation plus 50% of the next 2% of compensation that is contributed by each participating partner to the 401(k) plan, which matching contributions are fully vested.
All of our U.S. NEOs are also eligible to participate in our nonqualified deferred compensation plan, which is a non-tax-qualified
retirement plan that provides eligible partners with an opportunity to defer a portion of their annual base salary and/or bonus. Under the nonqualified deferred compensation plan, we may make a discretionary matching contribution of 50% of an eligible partner’s contributions on the first 3% of base salary deferred (or, if the eligible partner is not yet eligible to participate in our 401(k) plan, the first 6%
of base salary deferred) and on the first 6% of annual bonus deferred. The nonqualified deferred compensation plan is described further under “Executive Compensation Tables—Nonqualified Deferred Compensation” below.
We believe that our retirement programs serve as an important tool to attract and retain our NEOs and other key partners. We also believe that offering the ability to create stable retirement savings encourages our NEOs and other key partners to make a long-term commitment to us.
Severance Benefits
We maintain the Petco Health and Wellness Company, Inc. Executive Severance Plan (the “Executive Severance Plan”), which is described in more detail under “Potential Payments Upon Termination or Change in Control—Executive Severance Plan” below. The purpose of the Executive Severance Plan is to provide uniform severance benefits to eligible employees, which include each of the currently employed NEOs other than Mr. Anderson and Mr. Murphy. The severance benefits provided for Mr. Anderson and Mr. Murphy are set forth in their employment offer letters and are described in more detail under “Potential Payments Upon Termination or Change in Control” below. The compensation committee and our board of directors believe the severance benefits offered under the Executive Severance Plan and employment offer letters aid in attracting and retaining experienced executives and reflect fair compensation in the event of a qualifying termination.
Perquisites
During fiscal 2024, we provided our NEOs with limited perquisites, including financial counseling services and wellness exams. We provide these limited perquisites to ensure our compensation program remains competitive with programs offered by companies for which we compete for talent. In addition, during fiscal 2024, due to security concerns generated from his position with our company, we covered the costs associated with certain security measures at Mr. Coughlin’s personal residence prior to his termination.

In August 2024, Mr. Anderson also received a
one-time
cash relocation allowance payment of $300,000 to cover expenses associated with his relocation to San Diego, California, subject to pro-rata
repayment if he resigns without good reason or is terminated for cause by the Company prior to the end of 2025. Mses. May and College were also provided housing assistance, and Ms. College received travel support, in fiscal 2024 associated with their establishment and maintenance of a residence in San Diego, as described in more detail under “Summary Compensation Table” below.
2021 Employee Stock Purchase Plan
We also maintain the Petco Health and Wellness Company, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to encourage and enable our eligible partners to acquire a proprietary interest in us through the ownership of our Class A common stock. The ESPP, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Our NEOs are eligible to participate in the ESPP and purchase a limited number of shares of Class A common stock at a 15% discount, on the same basis as our other partners.
Other Matters
Risk Assessment
At the compensation committee’s request, Exequity provided an independent risk assessment of our compensation policies and programs. The assessment found that our executive and broad-based compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The compensation committee reviewed the results and does not believe that our executive and non-executive
compensation programs encourage excessive or unnecessary risk taking, and any risk inherent in our compensation programs is unlikely to have a material adverse effect on us.
Prohibition on Hedging and Pledging
We maintain an Insider Trading Policy pursuant to which, among other things, our directors, officers, and employees, and their respective family members and controlled entities, are prohibited from (i) engaging in speculative transactions (including short sales and puts or calls), (ii) hedging of Petco securities (including through the purchase of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), and (iii) pledging Petco securities as collateral for a loan or holding Petco securities in a margin account.

Stock Ownership Guidelines
We maintain stock ownership guidelines applicable to our NEOs, other officers, and members of our board of directors to create alignment between our officers and directors and our long-term performance, as well as to minimize excess risk taking that might lead to short-term returns at the expense of long-term value creation. The stock ownership guidelines require ownership at the following levels:

Title	Ownership Level

Chief Executive Officer	5x annual base salary

Chief Financial Officer	3x annual base salary

Other NEOs and Officers	2x annual base salary

Independent Directors	5x annual cash retainer

Under the stock ownership guidelines, the requisite ownership level must be achieved by the later of (i) five years following the consummation of our initial public offering or (ii) five years following the officer or director becoming subject to the applicable stock ownership guideline. Based on current holdings and outstanding, unvested equity awards, we expect all executives and directors will be in compliance with these guidelines within the applicable grace period. In determining ownership levels, we only include shares of our Class A common stock owned outright by the officer or director, unvested time-based restricted shares and RSUs, and shares of our Class A common stock owned by the officer or director through our retirement plan. Neither unexercised stock options (whether
“in-the-money”
or not) nor unearned performance-based equity, such as PSUs, are included in determining ownership levels.
Clawback Policy
We maintain a Clawback Policy which is intended to comply with the requirements of Listing Rule 5608 adopted by the Nasdaq Stock Market implementing Rule
10D-1
under the Securities Exchange Act of 1934. In the event we are required to prepare an accounting restatement of our financial statements due to material non-compliance
with any financial reporting requirement under the federal securities laws, we will recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. In addition, our Clawback Policy also provides that in the event of an executive’s misconduct, our compensation committee may clawback any incentive compensation (including time-based equity awards) received by the executive during the three fiscal years preceding the date the compensation committee discovers such misconduct.
Equity Award Grant Practices
Generally, the board of directors approves grants of annual equity awards to the NEOs with a grant date to be effective either in early March, well in advance of our earnings release, or April following the filing of our Annual Report on Form
10-K,
which are typically times when there is no material nonpublic information (MNPI). However, in connection with the appointment of new officers, the board of directors may approve grants to be effective at other times in connection with or shortly following the individual’s start date. During fiscal 2024, we did not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.
During fiscal 2024, the board of directors aimed to set the date of grant of Mr. Murphy’s inducement equity awards to be granted in connection with his joining Petco as Executive Chairman such that the share price on the date of grant would reflect the release of all material nonpublic information. Specifically, on May 13, 2024, the board of directors approved his inducement awards with a grant date of May 24, 2024, which was the second business day after the release of Petco’s earnings for the first quarter and during an open trading window. However, on May 28, 2024, Mr. Tichy notified Petco of his resignation resulting in a Form
8-K
filed after markets closed on May 28, 2024.
In addition, because Mr. Anderson’s stock options were granted in connection with his appointment which was effective July 29, 2024, which ultimately coincided with Mr. Mohan’s appointment to serve as the Chair of the Value Creation Committee, Petco filed a Form
8-K
after markets closed on August 2, 2024 to disclose certain compensation terms related to Mr. Mohan’s services.

Due to these Form
8-K
events, as required by SEC rules, the table below sets forth certain information about the stock options granted to Messrs. Murphy and Anderson. Notably, the exercise price for all such awards exceeded Petco’s stock price both the day before and the day after when the applicable Form
8-Ks
were filed.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award
Percentage Change in the Closing Market Price of the
Securities Underlying the Award Between the Trading
Day Ending Immediately Prior to the Disclosure of
MNPI and the Trading Day Beginning Immediately
Following the Disclosure of MNPI

Glenn Murphy	May 24, 2024	1,074,000	$3.58	$2,362,800	(8.5	)% (1)

	May 24, 2024	750,000	$5.00	$1,455,000	(8.5	)% (1)

	May 24, 2024	1,000,000	$7.50	$1,920,000	(8.5	)% (1)

	May 24, 2024	1,000,000	$10.00	$1,710,000	(8.5	)% (1)

Joel Anderson	July 29, 2024	1,366,121	$5.00	$2,500,001	(6.9	%) (2)

	July 29, 2024	1,381,216	$7.50	$2,500,001	(6.9	%) (2)

(1)
Reflects the percentage change in the closing market price of our Class A common stock between the trading day ending immediately prior to the disclosure of MNPI ($3.42 on May 28, 2024) and the trading day beginning immediately following the disclosure of MNPI ($3.13 on May 29, 2024).

(2)
Reflects the percentage change in the closing market price of our Class A common stock between the trading day ending immediately prior to the disclosure of MNPI ($2.90 on August 2, 2024) and the trading day beginning immediately following the disclosure of MNPI ($2.70 on August 5, 2024).

Fiscal 2025 Compensation Decisions
Our 2025 AIP has been updated with revised metrics and weightings. Each of our NEO’s annual cash bonus will be based on three corporate financial metrics (Adjusted EBITDA, Adjusted FCF, and Revenue). The Adjusted EBITDA metric is weighted at 60% of the total bonus payout, and the Adjusted FCF and Revenue metrics are each weighted at 20% of the total payout. Performance for each metric will be linearly interpolated up from the threshold (50%) to maximum (200%). For
2025, our compensation committee also recommended, and our board of directors approved, annual equity awards to our currently employed NEOs (other than Mr. Murphy) that were 50% time-based RSUs, 25% stock options, and 25% PSUs. The time-based RSUs and stock options will vest on the same three-year vesting schedule applicable to RSUs granted during fiscal 2024 and the PSUs are eligible to become earned based on three-year absolute TSR performance through fiscal 2027.

Compensation Committee Report
The compensation committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that section with management. Based on its review and discussions with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following members of our board of directors, who comprise the compensation committee:
R. Michael Mohan, Chairperson
Christy Lake
Mary Sullivan

Executive Compensation Tables

Summary Compensation Table

The table below sets forth the compensation earned by or granted to our NEOs during fiscal 2024, fiscal 2023, and fiscal 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(4)	Total ($)

Joel Anderson	2024	$675,000	$—	$10,000,005	$5,000,002	$2,273,700	$309,584	$18,258,291

CEO

R. Michael Mohan	2024	$546,522	$—	$2,927,860	$6,518,519	$604,698	$531	$10,598,130

Former Interim CEO; Director

Ronald Coughlin, Jr.	2024	$266,539	$—	$—	$—	$—	$3,022,781	$3,289,320

Former CEO and Director	2023	$1,121,154	$300,000	$5,666,668	$—	$—	$51,641	$7,139,463

	2022	$1,100,000	$—	$8,500,027	$9,900,001	$—	$90,426	$19,590,454

Brian LaRose	2024	$700,000	$400,000	$1,148,345	$—	$—	$669,152	$2,917,497

Former Chief Financial Officer	2023	$713,462	$200,000	$800,007	$—	$—	$18,611	$1,732,080

	2022	$623,058	$—	$1,850,034	$2,600,008	$—	$20,506	$5,093,606

Glenn Murphy	2024	$181,319	$—	$3,580,000	$7,447,800	$211,418	$—	$11,420,537

Executive Chairman

Holly May	2024	$625,000	$1,000,000	$3,600,001	$—	$583,000	$213,309	$6,021,311

Chief Human Resources Officer

Joe Venezia	2024	$148,077	$200,000	$1,500,001	$—	$157,640	$21,895	$2,027,613

Chief Revenue Officer

John Zavada	2024	$475,000	$245,000	$822,161	$—	$—	$1,383,168	$2,925,329

Former Chief Administrative Officer

Amy College	2024	$330,769	$320,000	$1,126,187	$—	$—	$1,112,677	$2,889,633

Former Chief Merchandising and Supply Chain Officer	2023	$611,539	$200,000	$1,083,331	$—	$—	$196,473	$2,091,343
	2022	$573,558	$—	$2,033,352	$3,166,675	$—	$234,854	$6,008,438

(1)

Fiscal 2023 was 53 weeks; as such, the base salaries reflected in the Summary Compensation Table include an additional week of pay as compared to the annual amounts (based on 52 weeks) set forth in the “Compensation Discussion and Analysis – Elements of Compensation—Base Salary” section above. For Mr. Mohan, $418,846 reflects base salary earned for services as Interim CEO, and $127,675 reflects the cash retainer earned for services as a non-employee director.

(2)

Amounts in this column for fiscal 2024 represent cash inducement and recognition awards. See “Compensation Discussion and Analysis—Elements of Compensation—Other Bonus Awards” above for more information.

(3)

Amounts in this column represent the aggregate grant date fair value of the RSUs, stock options, and PSUs granted during fiscal 2024, fiscal 2023, and fiscal 2022, calculated in accordance with FASB ASC Topic 718. For fiscal 2024, the PSU values include the second tranche of the fiscal 2023 PSUs for each NEO who received fiscal 2023 PSUs because the performance goals for such tranche were established in fiscal 2024. The grant date fair values of the RSUs are based on the closing prices of our Class A common stock on the applicable dates of grant of March 15, 2024 ($2.11), April 15, 2024 ($1.65), May 24, 2024 ($3.58), July 29, 2024 ($3.35), and November 18, 2024 ($3.94). In accordance with FASB ASC Topic 718, the grant date fair value of the 2024 PSUs is based on a Monte Carlo simulation with the following assumptions: the closing price of our Class A common stock on April 15, 2024 ($1.65), a risk-free interest rate of 4.75%, a 62.16% expected volatility, and a term of 2.79 years. The grant date fair values of tranche 2 of the 2023 PSUs and Mr. Anderson’s CEO PSUs are based on the closing price of our Class A common stock on the applicable dates of grant of March 27, 2024 ($2.19) and July 29, 2024 ($3.35), respectively. The grant date fair values of the PSUs assuming achievement of performance at the maximum level are:

Name	Tranche 2 of Fiscal 2023 PSUs	2024 PSUs	CEO PSUs

Joel Anderson	—	—	$10,000,004

Brian LaRose	$96,689	$480,160	—

Holly May	—	$480,160	—

John Zavada	$44,316	$349,209	—

Amy College	$52,372	$480,160	—

For additional information regarding the assumptions underlying this calculation, including assumptions underlying the grant date fair value of stock options, please read Note 11 to our consolidated financial statements for the fiscal year ended February 1, 2025, located in our Annual Report on Form 10-K for such fiscal year. For Mr. Mohan, $8,000,003 reflects the grant date fair value of RSUs and stock options granted for his services as interim Chief Executive Officer, and $2,481,483 reflects the modification expense recognized in connection with the modification of his RSU and stock option award as described under “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation—Interim CEO Equity Awards” above.

(4)

Amounts reported in the “All Other Compensation” column for 2024 include (i) matching contributions under our 401(k) plan made during fiscal 2024, (ii) matching contributions under our nonqualified deferred compensation plan made during fiscal 2024, (iii) life insurance premiums paid by us for the benefit of the NEOs, (iv) severance payments, as described in more detail under “Potential Payments Upon Termination or Change in Control—Separation Agreements” below, (v) relocation allowance, as described under “Compensation Discussion and Analysis—Perquisites” above, and (vi) additional amounts, each as set forth in the following table:

Name	Petco 401(k) Match ($)	Petco NQDC Match ($)	Life Insurance Premiums	Severance Payments	Relocation Allowance	Additional Amounts (a)	Total All Other Compensation

Joel Anderson	—	$9,000	$584	—	$300,000	—	$309,584

R. Michael Mohan	—	—	$531	—	—	—	$531

Ronald Coughlin, Jr.	$821	—	$360	$2,031,223	—	$990,377	$3,022,781

Brian LaRose	$7,683	$10,500	$1,369	$649,600	—	—	$669,152

Glenn Murphy	—	—	—	—	—	—	—

Holly May	—	—	$1,221	—	—	$212,088	$213,309

Joe Venezia	—	—	$159	—	—	$21,736	$21,895

John Zavada	$6,117	—	$1,263	$1,375,788	—	—	$1,383,168

Amy College	$2,989	—	$759	$1,018,404	—	$90,525	$1,112,677

(a)

Additional amounts represent (i) for Mr. Coughlin, expenses relating to executive wellness and financial benefits, certain security costs at his personal residence and consulting fees ($967,500) for his services as a consultant following his separation date, as described in more detail under “Potential Payments Upon Termination or Change in Control—Separation Agreements—Mr. Coughlin” below; (ii) for Ms. May, expenses relating to executive financial planning and executive medical benefits, and a monthly housing stipend ($92,400) and related tax gross-up ($94,692); (iii) for Mr. Venezia, expenses relating to executive financial planning, and (iv) for Ms. College, a travel allowance, expenses relating to executive financial planning, and a monthly housing stipend ($46,200) and related tax gross-up ($21,577).

2024 Grants of Plan Based Awards Table

The following table includes information regarding (i) annual cash incentive awards under the 2024 AIP and (ii) RSUs, PSUs, and stock options granted under the 2021 Plan and as inducement awards, in each case, to the NEOs during fiscal 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Stock Options (#)	Exercise or Base Price of Stock Option Awards ($)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Joel Anderson
Annual Cash Incentive			$780,000	$1,950,000	$3,900,000
Inducement PSUs (4)	7/29/2024	7/16/2024				746,269	1,492,538	2,985,076				$5,000,002
RSUs (4)	7/29/2024	7/16/2024							1,492,538			$5,000,002
Options (4)	7/29/2024	7/16/2024								1,366,121	$5.00	$2,500,001
Options (4)	7/29/2024	7/16/2024								1,381,216	$7.50	$2,500,001

Mike Mohan
Annual Cash Incentive			$208,516	$521,291	$1,042,582
RSUs (4)	3/15/2024	3/12/2024							1,263,824			$2,666,669
Options (4)	3/15/2024	3/12/2024								7,407,407	$5.00	$5,333,334
RSU Modification (5)	7/29/2024	7/25/2024							210,638			$261,191
Option Modification (5)	7/29/2024	7/25/2024								1,234,568	$5.00	$1,185,185

Ronald Coughlin, Jr.
Annual Cash Incentive			$131,456	$328,640	$657,280

Brian LaRose
Annual Cash Incentive			$224,000	$560,000	$1,120,000
2023 PSUs (6)	3/27/2024	3/27/2024				11,038	22,075	44,150				$48,344
2024 PSUs (7)	4/15/2024	4/3/2024				72,752	145,503	291,006				$275,001
RSUs (7)	4/15/2024	4/3/2024							500,000			$825,000

Glenn Murphy
Annual Cash Incentive			$72,528	$181,319	$362,638
RSUs (4)	5/24/2024	5/13/2024							1,000,000			$3,580,000
Options (4)	5/24/2024	5/13/2024								1,074,000	$3.58	$2,362,800
Options (4)	5/24/2024	5/13/2024								750,000	$5.00	$1,455,000
Options (4)	5/24/2024	5/13/2024								1,000,000	$7.50	$1,920,000
Options (4)	5/24/2024	5/13/2024								1,000,000	$10.00	$1,710,000

Holly May
Annual Cash Incentive			$200,000	$500,000	$1,000,000
2024 PSUs (7)	4/15/2024	4/3/2024				72,752	145,503	291,006				$275,001
RSUs (4)	4/15/2024	4/3/2024							1,515,152			$2,500,001
RSUs (7)	4/15/2024	4/3/2024							500,000			$825,000

Joe Venezia
Annual Cash Incentive			$56,000	$140,000	$280,000
RSUs (4)	11/18/2024	10/28/2024							380,711			$1,500,001

John Zavada
Annual Cash Incentive			$152,000	$380,000	$760,000
2023 PSUs (6)	3/27/2024	3/27/2024				5,059	10,118	20,236				$22,158
2024 PSUs (7)	4/15/2024	4/3/2024				52,911	105,821	211,642				$200,002
RSUs (7)	4/15/2024	4/3/2024							363,637			$600,001

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Stock Options (#)	Exercise or Base Price of Stock Option Awards ($)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Amy College
Annual Cash Incentive			$121,231	$303,077	$606,154
2023 PSUs (6)	3/27/2024	3/27/2024				5,979	11,957	23,914				$26,186
2024 PSUs (7)	4/15/2024	4/3/2024				72,752	145,503	291,006				$275,001
RSUs (7)	4/15/2024	4/3/2024							500,000			$825,000

(1)

Amounts in these columns represent the threshold, target, and maximum potential payouts under the 2024 AIP. The threshold potential payments assume threshold achievement of each financial performance measure, with no payout related to individual performance (which has no threshold). Please read “Compensation Discussion and Analysis— Elements of Compensation—Annual Cash Incentive Program” above for more information regarding the 2024 AIP.

(2)

The exercise price of Mr. Murphy’s 1,074,000 stock option grant was equal to the closing price on the grant date; however, the exercise price of each other stock option award granted to Messrs. Anderson, Mohan and Murphy during fiscal 2024 was set at a level higher than the closing price on the grant date to align with stockholders’ interests and only reward such NEOs for significant stock price appreciation.

(3)

Amounts in this column represent the aggregate grant date fair value of the RSUs, PSUs, and stock options granted or deemed granted during fiscal 2024, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please read Note 11 to our consolidated financial statements for the fiscal year ended February 1, 2025, located in our Annual Report on Form 10-K for such fiscal year. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation” above for more information regarding these grants.

(4)

Amounts in this row represent initial equity awards granted to the applicable NEO, as described further in the “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive Compensation” above.

(5)

Amounts in this row represent the incremental fair value resulting from the modification of Mr. Mohan’s RSU and stock option awards as described under “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentive Compensation—Interim CEO Equity Awards” above.

(6)

Amounts in this row represent the threshold, target, and maximum number of fiscal 2023 PSUs that may be earned in respect of fiscal 2024 performance. Although the full three-year award (with a total performance period ending January 31, 2026) was approved in April 2023, because the applicable 2024 performance targets were not established until fiscal 2024, the fiscal 2024 tranche of these PSUs are deemed as fiscal 2024 grants in accordance with SEC guidance.

(7)

Amounts in this row represent the annual PSU or annual RSU awards granted to the applicable NEO during fiscal 2024, as described further in the “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive Compensation” above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Letter Agreements

Each of our NEOs (other than Mr. Coughlin) is or was party to an employment offer letter with us that set forth their initial compensation terms, and all of our NEOs have entered into our standard Confidentiality and Inventions Agreement, which, among other things, provides us standard protections regarding the confidentiality of our proprietary information and our ownership of intellectual property.

Messrs. Anderson’s and Murphy’s employment offer letters also provide for certain payments upon certain terminations of employment, as described under “Potential Payments Upon Termination or Change in Control” below.

Ms. May and Mr. Venezia’s employment offer letters require the repayment of their respective inducement bonus payments upon certain terminations of employment, as described under “Compensation Discussion and Analysis—Elements of Compensation—Other Bonus Awards—Inducement and Recognition Bonuses” above.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table reflects information regarding outstanding unvested C Units, stock options, PSUs, and RSUs held by our NEOs as of February 1, 2025. Mr. Coughlin and Ms. College did not hold any outstanding awards as of such date.

	Option Awards				Stock Awards
Name and Award Type	# Securities Underlying Unexercised Options (#) Exercisable	# Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	# Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards # of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)

Joel Anderson

Stock Options (2)	—	1,366,121	$5.00	7/29/2034
Stock Options (2)	—	1,381,216	$7.50	7/29/2034
RSUs (2)					1,492,538	$5,104,480
Inducement PSUs (3)							1,492,538	$5,104,480

R. Michael Mohan

Stock Options	3,703,703	—	$5.00	3/15/2034

Brian LaRose (4)

C Units (5)					400,000	$—
Stock Options	30,000	—	$18.00	1/13/2031
Stock Options (6)	57,986	11,459	$21.06	4/26/2032
Stock Options	366,301	—	$10.98	12/5/2032
RSUs (7)					4,702	$16,081
RSUs (8)					2,834	$9,692
RSUs (9)					32,783	$112,118
RSUs (10)					500,000	$1,710,000
2023 PSUs (11)					66,226	$226,493
2024 PSUs (12)							145,503	$497,620

Glenn Murphy

Stock Options (13)	179,000	895,000	$3.58	5/24/2034
Stock Options (13)	125,000	625,000	$5.00	5/24/2034
Stock Options (13)	166,666	833,334	$7.50	5/24/2034
Stock Options (13)	166,666	833,334	$10.00	5/24/2034
Restricted Stock (14)					833,334	$2,850,002

Holly May

RSUs (15)					500,000	$1,710,000
RSUs (16)					1,515,152	$5,181,820
2024 PSUs (12)							145,503	$497,620

Joe Venezia

RSUs (17)					380,711	$1,302,032

John Zavada

Stock Options	107,143	—	$18.00	1/13/2031
Stock Options	48,322	—	$21.06	4/26/2032
Stock Options	213,676	—	$10.98	12/5/2032

(1)

Other than with respect to C Units (as defined below), amounts in these columns reflect the value of outstanding RSUs and PSUs as of January 31, 2025, based on a per share price of $3.42, the closing price of our Class A common stock on January 31, 2025, the last trading day of fiscal 2024. With respect to C Units, amounts in these columns reflect the value of outstanding C Units as of January 31, 2025 based on the distributions the C Units would be eligible to receive upon a liquidation of Scooby LP using the closing price of our Class A common stock of $3.42 on January 31, 2025, the last trading day of fiscal 2024 for purposes of valuing the Class A common stock held indirectly by Scooby LP. The per C Unit value is reduced by the applicable Distribution Threshold, resulting in none of the C Units being eligible for distribution as of such date.

(2)	These stock options and RSUs vest as to 34% on July 29, 2025 and 16.5% at the end of each six-month thereafter, subject to the NEO’s continued employment through the vesting date.

(3)

These PSUs are eligible to vest following the three-year performance period ending January 29, 2028, subject to the Company’s achievement of three-year cumulative Adjusted EBITDA goals during such performance period. In accordance with SEC rules, these PSUs are reflected at target performance.

(4)

Mr. LaRose forfeited his unvested awards as of his termination date of April 30, 2025, including all tranches of his 2023 and 2024 PSU awards. Under his stock option award agreements, Mr. LaRose has 90 days following his termination date to exercise his vested stock options.

(5)

Prior to our initial public offering, our then-employed NEOs received equity incentives in the form of Common Series C Units in Scooby LP, our indirect parent (the “C Units”). C Units are intended to qualify as “profits interests” for U.S. income tax purposes. They do not require the payment of an exercise price but are economically similar to stock appreciation rights because they have no value for tax purposes as of the grant date and will obtain value only as the underlying value of the security rises above its “Distribution Threshold,” which acts similarly to an exercise price for a stock option. Although the Distribution Threshold acts similarly to an exercise price for a stock option, the NEOs do not have the ability to “exercise” the C Units. NEOs will only realize value with respect to their vested C Units when distributions are made by Scooby LP, which is generally within the control of our sponsors and conditioned upon the sale of our Class A common stock held by our sponsors. C Units that were granted in the past, and particularly those granted during periods of lower company performance, typically have lower Distribution Thresholds and thus the greatest potential opportunity for appreciation. The amounts in this row represent the total unvested C Units that were held by Mr. LaRose as of February 1, 2025, which were granted prior to our initial public offering. Mr. LaRose’s unvested C Units were granted with a Distribution Threshold of $0.60 and were forfeited upon his termination of employment.

(6)	These stock options vested on April 26, 2025.

(7)	These RSUs vested on April 26, 2025.

(8)	These RSUs were scheduled to vest on July 19, 2025, but were forfeited in connection with Mr. LaRose’s termination.

(9)

These RSUs were scheduled to vest ratably on April 10, 2025, October 10, 2025, and April 10, 2026, but the unvested portion as of Mr. LaRose’s termination were forfeited in connection with his termination.

(10)	These RSUs were scheduled to vest as to 34% on April 15, 2025 and 16.5% at the end of each six-month period thereafter but were forfeited in connection with Mr. LaRose’s termination.

(11)	Reflects the fiscal 2023 PSUs attributable to fiscal 2023 and fiscal 2024 performance. Such tranches were forfeited in connection with Mr. LaRose’s termination.

(12)

These PSUs will vest following the three-year performance period ending January 30, 2027, based the Company’s achievement of three-year absolute TSR during such performance period. In accordance with SEC rules, these PSUs are reflected at target performance.

(13)	These stock options vest in equal quarterly installments through May 14, 2027, subject to the NEO’s continued employment through the vesting date.

(14)	These shares of restricted stock vest in equal quarterly installments through May 14, 2027, subject to the NEO’s continued employment through the vesting date.

(15)	These RSUs vest as to 34% on April 15, 2025 and 16.5% at the end of each six-month period thereafter, subject to the NEO’s continued employment through the vesting date.

(16)	These RSUs vest as to 10% on April 15, 2025, 20% on April 15, 2026, 30% on April 15, 2027, and 40% on April 15, 2028, subject to the NEO’s continued employment through the vesting date.

(17)	These RSUs vest 34% on November 18, 2025 and 16.5% at the end of each six-month period thereafter, subject to the NEO’s continued employment through the vesting date.

Option Exercises and Stock Vested

The following table reflects the C Units, RSUs, and restricted stock held by our NEOs which vested during fiscal 2024. No NEOs exercised any stock options during fiscal 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Joel Anderson	—	—

R. Michael Mohan

RSUs	650,746	$2,004,420

Ronald Coughlin, Jr.

C Units (2)	8,286,885	—

RSUs	414,188	$690,721

Brian LaRose

C Units (2)	400,000	—

RSUs	124,098	$409,055

Glenn Murphy

Restricted Stock	166,667	$541,669

Holly May	—	—

Joe Venezia	—	—

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

John Zavada

C Units (2)	326,027	—

RSUs	113,674	$406,272

Amy College

C Units (2)	70,000	—

RSUs	79,203	$348,829

(1)	The value of vested restricted stock and shares acquired from RSUs is determined based on the closing price of our Class A common stock on the applicable vesting date.

(2)

Does not reflect any actual value realized with respect to the C Units. The value realized included in this row reflects the theoretical value of the C Units based on the distribution the C Units would have been eligible to receive upon a liquidation of Scooby LP using the closing price of our Class A common stock on the applicable vesting date for purposes of valuing the Class A common stock held indirectly by Scooby LP. In each case, the per C Unit value is reduced by the applicable Distribution Threshold. None of the NEOs have realized any value from the C Units since they were granted.

Nonqualified Deferred Compensation

The following table sets forth information regarding the value of accumulated benefits for our NEOs under our nonqualified deferred compensation plan as of February 1, 2025.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Joel Anderson	$83,711	$9,000	$311	—	$93,022

R. Michael Mohan	—	—	—	—	—

Ronald Coughlin, Jr. (4)	$9,265	—	$787,322	$7,265,802	—

Brian LaRose	$67,747	$10,500	$56,256	—	$360,169

Glenn Murphy	—	—	—	—	—

Holly May	—	—	—	—	—

Joe Venezia	—	—	—	—	—

John Zavada	$41,304	—	$146,466	—	$187,770

Amy College	—	—	—	—	—

(1)

Amounts in this column represent base salary amounts that were payable during fiscal 2024 but the receipt of which was deferred. These amounts are included in the Summary Compensation Table under “Salary” for fiscal 2024.

(2)	Amounts in this column represent Petco matching contributions, which are included in the Summary Compensation Table under “All Other Compensation” for fiscal 2024.

(3)

The aggregate balance for each NEO includes the following amounts that were included in the Summary Compensation Table in prior fiscal years: (i) for Mr. Coughlin, $4,285,490; (ii) for Mr. LaRose, $181,116; and (iii) for Mr. Zavada, $231,495. Messrs. Mohan, Murphy, and Venezia and Mses. May and College did not participate in our nonqualified deferred compensation plan as of the end of fiscal 2024.

(4)

For Mr. Coughlin, the aggregate balance at the end of fiscal 2023 listed in the Company’s 2024 proxy statement was inadvertently calculated as $6,523,944 due to administrative error. The correct aggregate balance at the end of fiscal 2023 was $6,469,215.

Messrs. Anderson, Coughlin, LaRose, and Zavada elected to participate in our nonqualified deferred compensation plan, which is an unfunded plan that is available to executives and certain key partners and directors of Petco. Under the plan and pursuant to the terms of their employment agreement or offer letters, as applicable, participants are permitted to defer a portion of their annual base salary and bonus. We may make a discretionary matching contribution of 50% of an eligible partner’s contributions on the first 3% of base salary deferred (or, if the eligible partner is not yet eligible to participate in our 401(k) plan, the first 6% of base salary deferred) and on the first 6% of annual bonus deferred. Participants are 100% vested in matching contributions. Participants may select from among a broad range of deemed investment alternatives under this plan, and participants’ accounts are credited with a rate of return based on the performance of the selected investments. Petco does not provide above-market earnings on deferred compensation. For plan deferrals prior to 2024, if a participant separates from service on or after reaching age 55 and attaining six years of service, the participant’s account may be paid in a single lump sum or in annual installments from two to ten years (at the participant’s election). If a participant separates from service without meeting the age and service requirements set forth above, or as a result of his or her death or disability, the participant (or his or her beneficiaries, as applicable) will receive his or her account balance in the form of a lump sum. For plan deferrals after the beginning of 2024, the participant’s account may be paid in a single lump sum or in annual installments from two to ten years (at the participant’s election). We have established a rabbi trust to assist in meeting a portion of our obligations under the plan. To the extent required to comply with Section 409A of the Code, payment upon termination of employment is subject to a six-month delay.

Potential Payments Upon Termination or Change in Control

Executive Severance Plan

All of our NEOs, except for Messrs. Anderson, Mohan, Coughlin and Murphy, are or were prior to their termination eligible to participate in the Executive Severance Plan. Upon a termination of a participating NEO’s employment by us without “Cause” or by such NEO for “Good Reason,” such NEO would be eligible for the following severance benefits: (i) a lump sum payment equal to the NEO’s annual base salary; (ii) payment of a pro-rata portion of the actual annual incentive bonus that the NEO would have earned for the fiscal year in which the termination occurs, pro-rated based on the number of days the NEO is employed during such fiscal year; (iii) a lump sum payment equal to 12 times the monthly premiums for such NEO’s (and such NEO’s covered dependents’) participation in our group health plans pursuant to COBRA; and (iv) payment of any earned but unpaid annual incentive bonus for the fiscal year preceding the fiscal year in which the termination occurs. Severance benefits under the Executive Severance Plan are subject to execution of a release of claims and continued compliance with the NEO’s Confidentiality and Inventions Agreement with us.

For purposes of the Executive Severance Plan:

•	“Cause” means the NEO: (i) materially breached an agreement between the NEO and the Company, or any provisions of the Company’s Code of Conduct or other Company policy, which remains uncured 30 days following written notice; (ii) failed to perform the NEO’s duties or the NEO’s gross negligence in performing, or unfitness or unavailability to perform, such duties, in each case, which remains uncured 30 days following written notice; (iii) committed theft, fraud, or dishonesty in the performance of the NEO’s duties or the NEO’s breach of his or her duty of care or loyalty to the Company; (iv) is convicted of, or entered into a guilty or no-contest plea to, any misdemeanor involving dishonesty, fraud, or moral turpitude, or any felony; or (v) acted in bad faith or engaged in willful misconduct.

•	“Good Reason” means: (i) a material diminution in the NEO’s authority, duties, or responsibilities; (ii) a material diminution in the NEO’s base salary; (iii) a relocation of the NEO’s principal place of employment by more than 50 miles; or (iv) a successor of the Company does not assume the Executive Severance Plan, in each case, subject to customary notice and cure provisions.

If the payments and benefits under the Executive Severance Plan would trigger an excise tax under Section 4999 of the Code, the plan provides that such payments and benefits will be reduced to a level at which the excise tax is not triggered, unless the applicable NEO would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

Joel Anderson Employment Letter

Under Mr. Anderson’s employment letter, in the event Mr. Anderson’s employment is terminated by the Company without “Cause” or by him for “Good Reason” (each as defined in the Executive Severance Plan, as described above), he will be eligible for the following severance benefits, subject to his execution and non-revocation of a release of claims: (i) a lump sum payment equal to 1.5 times his base salary, (ii) payment of a pro-rata portion of the actual annual incentive bonus that he would have earned for the fiscal year in which the termination occurs, pro-rated based on the number of days he is employed during such fiscal year, (iii) a lump sum payment equal to 18 times the monthly premiums for his (and his covered dependents’) participation in the Company’s group health plans pursuant to COBRA, and (iv) payment of any earned but unpaid annual incentive bonus for the fiscal year preceding the fiscal year in which the termination occurs.

Further, with respect to his 2024 equity awards, in the event of a termination by the Company without Cause or a termination by Mr. Anderson for Good Reason, then, in each case: (i) if such termination occurs at any time other than on or within the 24-months following a Change in Control, the portion of his stock options and the RSUs scheduled to vest within the 12-month period following the termination date will become fully vested, (ii) if such termination occurs prior to a Change in Control and (1) during the Company’s 2026 fiscal year, and provided that the Adjusted EBITDA gate has been achieved, a pro-rated portion of the PSUs will remain outstanding and eligible to become earned, or (2) within or after the Company’s 2027 fiscal year, the PSUs will remain outstanding and eligible to become earned, in each case, subject to actual performance, and (iii) if such termination occurs on or within the 24-months following a Change in Control, the stock options, RSUs and PSUs (which converts into time-based RSUs upon a Change in Control) will become fully vested as of the date of such termination. In addition, if his employment is terminated due to death or disability, then his initial stock options and RSUs will become fully vested and his PSUs will become fully vested at the target level (or, if such termination occurs following completion of the performance period of the PSUs, at actual performance).

Glenn Murphy Employment Letter

Under Mr. Murphy’s employment letter, in the event Mr. Murphy’s employment is terminated by the Company without “Cause,” he will be eligible for the following severance benefits in accordance with applicable Canadian law and subject to minimum statutory notice requirements: (i) statutory severance pay, which is generally a number of weeks equal to the number of years of employment; (ii) payment of accrued but unused vacation; and (iii) any earned but unpaid annual bonus for the preceding year. In accordance with the employment letter, Mr. Murphy’s 2024 equity awards are subject to partial accelerated vesting upon Mr. Murphy’s death or disability (for the portion that would have vested in the 12 months following such termination) and full accelerated vesting in the event of a termination of Mr. Murphy’s employment by the Company without “Cause” or Mr. Murphy’s resignation for “Good Reason.”

For purposes of Mr. Murphy’s employment letter and 2024 equity awards:

•	“Cause” means Mr. Murphy’s willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Company.

•	“Good Reason” means: (i) a requirement that Mr. Murphy serve other than as Chairman of our board of directors (or any surviving entity or parent thereof in the event of a change in control); (ii) a material diminution in Mr. Murphy’s base salary; or (iii) a material breach by Petco of the employment letter, in each case, subject to customary notice and cure periods.

Michael Mohan Employment Letter

In connection with his appointment as Interim CEO, the Company entered into an employment letter with Mr. Mohan for his services. Under the employment letter, in the event Mr. Mohan’s employment had ended prior to July 13, 2024, Mr. Mohan would have received a guaranteed base salary, a pro-rated bonus, and equity vesting as if he were employed through such date, unless his employment ended as a result of his resignation or a termination for “Cause” (as defined under the 2021 Plan, as described below). Mr. Mohan’s employment terminated after such date, and as a result, he did not receive any severance benefits pursuant to such provision.

Retention Bonuses

Under the retention bonus award agreements, if an NEO is terminated without “Cause” or dies or becomes permanently disabled, the NEO will receive a pro-rated portion of the next installment payment (based on the number of days elapsed in the applicable installment period). As used in the retention bonus award agreements, “Cause” includes any act of dishonesty or disloyalty, fraud, conviction of a felony or conviction of a misdemeanor involving moral turpitude, violation of a Company policy, and/or willful or negligent misconduct in the performance of the NEO’s job duties.

C Units

All unvested C Units will become fully vested upon the occurrence of a “Change in Control,” subject to each NEO’s continued employment through such event. A Change in Control did not occur upon the closing of our initial public offering for purposes of the C Units. In addition to acceleration upon a Change in Control, a portion of each NEO’s C Units may vest upon direct or indirect sales by Scooby LP of our Class A common stock, and all unvested C Units will fully accelerate in the event Scooby LP sells 90% of its direct or indirect holdings of our Class A common stock. Additionally, the C Units are subject to customary repurchase rights in favor of Scooby LP in the event of the NEO’s termination of employment. As noted below, Scooby LP waived these repurchase rights in connection with Mr. Coughlin’s May 1, 2024, termination of employment.

Equity Awards

Stock Options, Restricted Stock and RSUs

Except with respect to awards granted to Messrs. Anderson and Murphy, which are governed by the acceleration terms described above, the award agreements governing the outstanding stock options and RSUs under the 2021 Plan provide for accelerated vesting upon certain terminations of employment.

Upon an NEO’s termination of employment as a result of death or disability, all outstanding stock options and RSUs held by such NEO will become fully vested. Similarly, upon a termination of an NEO’s employment without “Cause” or a resignation for “Good Reason,” in each case, within 24 months following a “Change in Control,” all outstanding stock options and RSUs held by such NEO will become fully vested.

Additionally, upon an NEO’s “Retirement,” (i) prior to the first anniversary of the grant date, a pro-rated portion of all unvested stock options and RSUs held by such NEO will become vested and (ii) on or following the first anniversary of the grant date, all outstanding stock options and RSUs held by such NEO will become fully vested. For purposes of awards under the 2021 Plan:

•	“Cause” has the meaning provided in the applicable NEO’s employment offer letter or, if such agreement does not define such term, generally means: (i) the NEO’s material breach of any agreement with Petco; (ii) the willful failure or refusal by the NEO to substantially perform his or her duties; (iii) the commission or conviction of the NEO of, or the entering of a plea of nolo contendere by the NEO with respect to, a felony or misdemeanor involving moral turpitude; (iv) the NEO’s gross misconduct that causes harm to Petco’s reputation; or (v) the NEO’s inability or failure to competently perform his or her duties in any material respect due to the use of drugs or other illicit substances.

•	“Change in Control” generally means the occurrence of any of the following: (i) any person becoming the beneficial owner of 50% or more of Petco’s outstanding securities; (ii) incumbent directors cease to constitute a majority of our board of directors; (iii) consummation of a merger or consolidation, other than a merger or consolidation which would result in the holders of Petco’s voting securities prior to such transaction continue to represent at least 50% of the combined voting power of the securities of Petco or surviving entity of such transaction; (iv) implementation of a plan of complete liquidation or dissolution of Petco; or (v) a sale of all or substantially all of Petco’s assets.

•	“Good Reason” has the meaning provided in the applicable NEO’s employment offer letter or, if such agreement does not define such term, generally means: (i) a material diminution in the NEO’s authority, duties, or responsibilities with Petco; (ii) a material diminution in the NEO’s base salary; (iii) a geographic relocation by more than 50 miles; or (iv) a material breach of Petco of its obligations under the award agreement, in each case, subject to customary notice and cure provisions.

•	“Retirement” means an NEO’s resignation after attaining age 55 with 10 consecutive years or more of service to Petco. However, effective February 28, 2025, the definition of “Retirement” was updated to mean an NEO’s resignation after attaining age 55 with five or more consecutive years of service to Petco. This change is applicable to awards granted after February 28, 2025, and does not affect the Retirement provision in previously granted awards. As of February 1, 2025, none of our NEOs were Retirement-eligible for purposes of their outstanding equity awards.

PSUs

For purposes of PSUs granted to our NEOs other than Mr. Anderson (whose PSUs are described above), upon a termination as a result of death or disability, any PSUs allocated to a completed performance period or fiscal year, as applicable, (but not yet settled) will remain eligible to vest based on actual performance and any PSUs allocated to incomplete or future performance period or fiscal years, as applicable, will vest at target. In addition, in the event of the NEO’s Retirement: (i) outstanding PSUs allocated to completed performance period or fiscal years, as applicable, will remain eligible to vest based on actual performance; (ii) PSUs allocated to the performance period or fiscal year, as applicable, in which such Retirement occurs will vest as to a pro-rated amount based on actual performance; and (iii) for 2023 PSUs, PSUs allocated to fiscal years following the fiscal year in which such Retirement occurs will be forfeited. Upon a Change in Control prior to the end of the performance period, (i) for 2023 PSUs, the PSUs allocated to completed fiscal years (but not yet settled) will vest based on actual performance effective immediately prior to the Change in Control on the third anniversary of the date of grant, subject to NEOs’ continued employment, and PSUs allocated to incomplete fiscal years will no longer be subject to performance goals and will vest on third anniversary of the date of grant, subject to the NEO’s continued employment, and (ii) for

2024 PSUs, the performance goals will be measured over a truncated performance period and the earned PSUs based on such achievement will vest on the third anniversary of the grant date, subject to the NEOs’ continued employment. Finally, upon a termination of the NEO’s employment without Cause or a resignation for Good Reason following a Change in Control, all outstanding PSUs will vest.

Separation Agreements

Mr. Coughlin

We entered into a separation and consulting agreement and general release of claims with Mr. Coughlin and Scooby LP on March 12, 2024, in connection with his termination without Cause. Under this agreement, Mr. Coughlin provided transition services to the Company as an employee through May 1, 2024. In consideration for a fulsome release of claims in favor of Petco and its affiliates, the separation and consulting agreement provided for the separation payments and benefits set forth under Mr. Coughlin’s amended and restated employment agreement and the terms of his outstanding equity award agreements upon a termination without Cause, which included: (i) a lump sum cash payment of $1,650,000, representing 18 months of his base salary; (ii) a pro-rated 2024 annual bonus based on actual performance of $381,223; (iii) acceleration of (a) 2,286,885 C Units having a value as of his separation date of $0, (b) 221,398 RSUs having a value as of his separation date of $345,381 and (c) 1,269,232 stock options having a value as of his separation date of $342,693, in each case, which would have vested during the 12 months following his termination in accordance with his equity award agreements; (iv) his 201,805 fiscal 2022 PSUs remained outstanding and eligible to vest based on actual performance (which were not earned and forfeited); and (v) 18 months of continued medical benefits, which had an estimated value as of his separation date of $23,076. In addition, the agreement provides that Mr. Coughlin may utilize his fiscal 2024 executive physical benefit if previously unused, and Scooby LP agreed to waive its rights to call Mr. Coughlin’s C Units. Under the separation and consulting agreement, Mr. Coughlin also served in a consulting capacity as an advisor to our board of directors through May 1, 2025, with a monthly consulting fee of $107,500.

Ms. College

We entered into a transition and separation agreement and general release of claims with Ms. College on June 4, 2024, in connection with her termination without Cause. Under this agreement, Ms. College provided transition services to the Company as an employee through August 17, 2024. In consideration for a fulsome release of claims in favor of Petco and its affiliates, the transition and separation agreement provides for the separation payments and benefits under the Executive Severance Plan and the terms of the C Unit and retention bonus award agreements upon a termination without Cause, which included: (i) a lump sum cash payment of $640,605, representing 12 months of her base salary and 12 months of monthly group health plan premiums pursuant to COBRA; (ii) a pro-rated 2024 annual bonus based on actual performance of $351,569; and (iii) a pro-rated retention bonus of $26,230. Upon her termination, all of her then-unvested equity awards and the remaining retention bonus were forfeited.

Mr. Zavada

We entered into a separation agreement and general release of claims with Mr. Zavada on January 12, 2025, in connection with his termination without Cause. In consideration for a fulsome release of claims in favor of Petco and its affiliates, the separation agreement provides for the separation payments and benefits under the Executive Severance Plan and the terms of the C Unit and retention bonus award agreements upon a termination without Cause, which included: (i) a lump sum cash payment of $596,190, representing 12 months of his base salary and 12 months of monthly group health plan premiums pursuant to COBRA; (ii) a pro-rated 2024 annual bonus based on actual performance of $440,800; (iii) a pro-rated retention bonus of $138,798; and (iv) acceleration of 126,027 C Units having a value as of his separation date of $0, representing a pro-rata portion of the C Units scheduled to vest on the next regularly scheduled vesting date. Mr. Zavada also received an additional lump sum cash payment of $200,000. Upon his termination, all of his remaining then-unvested equity awards and the remaining retention bonus were forfeited.

Quantification of Potential Payments

The table below sets forth the aggregate amounts that would have been payable to each NEO under the Executive Severance Plan, Mr. Anderson or Mr. Murphy’s employment offer letters, as applicable, and applicable equity award agreements, as described above, assuming the applicable termination event or Change in Control occurred on February 1, 2025. As of February 1, 2025, none of our NEOs were Retirement-eligible for purposes of equity awards granted under the 2021 Plan. Messrs. Coughlin, Mohan, and Zavada, and Ms. College are not included in the table below because such NEOs were terminated during fiscal 2024 and their separation payments and benefits are described above. Although Mr. LaRose is included in the table below, his employment terminated without Cause on April 30, 2025, and his separation payments and benefits are also described below.

Name	Termination without Cause ($)	Resignation for Good Reason ($)	Death or Disability ($)	Qualifying Termination in Connection with a Change in Control ($)	Change in Control ($)

Joel Anderson

Cash Payments (1)	$4,223,700	$4,223,700	—	$4,223,700	—

Continued Health Benefits (2)	$31,140	$31,140	—	$31,140	—

Equity Awards (3)	$2,577,757	$2,577,757	$10,208,960	$10,208,960	—

Total	$6,832,597	$6,832,597	$10,208,960	$14,463,800	—

Brian LaRose

Cash Payments (1)	$1,349,600	$1,349,600	—	$1,349,600	—

Continued Health Benefits (2)	$25,698	$25,698	—	$25,698	—

Equity Awards (3)	—	—	$2,526,098	$2,526,098	—

Total	$1,375,298	$1,375,298	$2,526,098	$3,901,395	—

Glenn Murphy

Cash Payments (1)	$211,418	$211,418	—	$211,418	—

Equity Awards (3)	$2,850,002	$2,850,002	$1,139,995	$2,850,002	—

Total	$3,061,420	$3,061,420	$1,139,995	$3,061,420	—

Holly May

Cash Payments (1)	$1,208,000	$1,208,000	—	$1,208,000	—

Continued Health Benefits (2)	—	—	—	—	—

Equity Awards (3)	—	—	$7,389,440	$7,389,440	—

Total	$1,208,000	$1,208,000	$7,389,440	$8,597,440	—

Name	Termination without Cause ($)	Resignation for Good Reason ($)	Death or Disability ($)	Qualifying Termination in Connection with a Change in Control ($)	Change in Control ($)

Joe Venezia

Cash Payments (1)	$857,640	$857,640	—	$857,640	—

Continued Health Benefits (2)	$17,088	$17,088	—	$17,088	—

Equity Awards (3)	—	—	$1,302,032	$1,302,032	—

Total	$874,728	$874,728	$1,302,032	$2,176,760	—

(1)	These amounts include cash severance payments under the Executive Severance Plan, Mr. Anderson’s employment letter, or Mr. Murphy’s employment letter, as applicable.

(2)

Amounts in this row are based on premiums in effect as of February 1, 2025, which are assumed for purposes of these calculations to remain in effect throughout the duration of the period in which continued health benefits are provided.

(3)

Amounts in this row reflect (i) the C Units that would become vested upon the occurrence of the applicable event based on the distributions the C Units would be eligible to receive upon a liquidation of Scooby LP using the closing price of our Class A common stock of $3.42 on January 31, 2025, the last trading day of fiscal 2024 for purposes of valuing the Class A common stock held indirectly by Scooby LP, less the applicable Distribution Threshold, and (ii) the stock options, RSUs and PSUs that would become vested upon the occurrence of the applicable event based on a per share price of $3.42, the closing price of our Class A common stock on January 31, 2025, the last trading day of fiscal 2024, less the exercise price, if applicable. No value is reflected herein for any stock options with an exercise price in excess of $3.42. For purposes of any PSUs which remain subject to actual performance following termination, amounts in this row assume achievement of actual performance for completed portions of the performance period and target performance for any incomplete portion of the performance period.

Mr. LaRose Separation Agreement

We entered into a transition and separation agreement and general release of claims with Mr. LaRose on February 20, 2025, in connection with his termination without Cause. Under this agreement, Mr. LaRose provided transition services to the Company as an employee through April 30, 2025. In consideration for a fulsome release of claims in favor of Petco and its affiliates, the transition and separation agreement provides for the separation payments and benefits under the Executive Severance Plan and the terms of the C Unit and retention bonus award agreements upon a termination without Cause, which included: (i) a lump sum cash payment of $730,392, representing 12 months of his base salary and 12 months of monthly group health plan premiums pursuant to COBRA, (ii) a pro-rata 2025 annual bonus based on actual performance, and (iii) a pro-rated retention bonus of $27,945. Upon his termination, all of his remaining then-unvested equity awards and the remaining retention bonus were forfeited.

CEO Pay Ratio

The fiscal 2024 annual total compensation of the median compensated employee of all our employees (as determined below), other than Mr. Anderson, who served as our CEO on the date we identified our median compensated employee, was $35,424; Mr. Anderson’s fiscal 2024 annualized total compensation was $18,970,688; and the ratio of these amounts was 1-to-536.

The total compensation reported for Mr. Anderson differs from the Total column of the “Summary Compensation Table” as a result of the annualization of Mr. Anderson’s compensation to reflect his July 29, 2024 appointment as CEO. To annualize Mr. Anderson’s compensation, we (i) annualized his base salary, (ii) did not adjust his 2024 AIP (which was not pro-rated for fiscal 2024) or his 2024 equity awards granted in connection with his appointment, (iii) annualized the Company matching contributions under our nonqualified deferred compensation plan as if Mr. Anderson has received his full base salary based on his actual deferral election, and (iv) annualized his life insurance premiums and imputed income.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. To identify our median compensated employee, we reviewed the gross wages reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for all individuals, excluding Mr. Anderson, who were employed by us on December 31, 2024, which wages were annualized for any employee who did not work for the entire year. For these purposes, we identified our employee population as of December 31, 2024, based on our payroll records or based on our treatment of employees for U.S. tax or local tax reporting purposes resulting in an employee population of 28,449.

Our median employee is a full-time store partner working in a Pennsylvania store.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay.

PAY VS. PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance measures of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

									Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for Mr. Coughlin ($)(1)	SCT Total for Mr. Mohan ($)(1)	SCT Total for Mr. Anderson ($)(1)	Compensation Actually Paid to Mr. Coughlin ($)(2)	Compensation Actually Paid to Mr. Mohan ($)(2)	Compensation Actually Paid for Mr. Anderson ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income ($M)(7)	Adjusted EBITDA ($M)(8)

2024	3,289,320	10,598,129	$18,258,291	1,274,530	8,803,513	18,879,498	4,700,320	5,189,682	11.63	117.09	(101.8)	336.5

2023	7,139,463	—	—	(23,282,472)	—	—	2,329,437	(3,247,683)	8.44	116.84	(1,280.2)	401.1

2022	19,590,453	—	—	(11,340,890)	—	—	6,618,539	4,513,569	39.93	87.14	89.9	530.8

2021	4,025,740	—	—	(63,071,055)	—	—	2,890,921	(2,050,650)	62.24	105.55	159.8	548.4

2020	25,898,323	—	—	184,711,531	—	—	6,134,975	19,463,127	88.54	99.27	(31.7)	427.6

(1)	During fiscal 2020 through fiscal 2024, the following individuals served as principal executive officer (PEO) during the time periods set forth below:

Name	Dates as PEO During Fiscal 2020 through Fiscal 2024

Ronald Coughlin, Jr.	February 2, 2020, through March 12, 2024

R. Michael Mohan	March 13, 2024, through July 29, 2024

Joel Anderson	July 29, 2024, through February 1, 2025
The amounts shown represent the amounts reported in the “Total” column of the Summary Compensation Table for the applicable PEO in each of the fiscal years.

(2)
Amounts in this column represent the amount of “compensation actually paid” to the applicable PEO, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. In accordance with SEC rules, the following adjustments were made to total compensation to determine the 2024 compensation actually paid:

2024	Ronald Coughlin, Jr.	R. Michael Mohan	Joel Anderson

Summary Compensation Table Total	$3,289,320	$10,598,129	$18,258,291

Less, value of Stock Awards and Option Awards reported in Summary Compensation Table	$—	($9,446,379)	($15,000,007)

Plus, year-end fair value of outstanding and unvested equity awards granted during the year	$—	$—	$15,621,214

Plus, year over year change in fair value of outstanding and unvested equity awards granted during prior years	$—	$—	$—

Plus, fair value as of the vesting date of equity awards granted and vested during the year	$—	$7,632,927	$—

Plus, change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested during the year	($742,619)	$18,836	$—

Less, previous year-end value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the year	($1,272,171)	$—	$—

Compensation Actually Paid to PEO	$1,274,530	$8,803,513	$18,879,498

(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO(s)) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Brian LaRose, Glenn Murphy, Holly May, Joe Venezia, Amy College, and John Zavada; (ii) for 2022 and 2023, Brian LaRose, Darren MacDonald, Justin Tichy, and Amy College; (iii) for 2021, Brian LaRose, Michael Nuzzo, Darren MacDonald, John Zavada, and Justin Tichy; and (iv) for 2020, Michael Nuzzo, Darren MacDonald, Justin Tichy, and Ilene Eskenazi.

(4)
Amounts in this column represent the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding our PEO(s)), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. In accordance with SEC rules, the following adjustments were made to total compensation to determine the 2024 compensation actually paid:

2024	Non-PEO NEO Average

Average Summary Compensation Table Total	$4,700,320

Less, average value of Stock Awards and Option Awards reported in Summary Compensation Table	($3,204,083)

Plus, average year-end fair value of outstanding and unvested equity awards granted during the year	$3,344,107

Plus, average year over year change in fair value of outstanding and unvested equity awards granted during prior years	$8,774

Plus, average fair value as of the vesting date of equity awards granted and vested during the year	$283,735

Plus, average change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested during the year	$180,322

Less, average previous year-end value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the year	($123,494)

Average Compensation Actually Paid to Non-PEO NEOs	$5,189,682

(5)
Cumulative total shareholder return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. For purposes of these amounts, the beginning of the measurement period is January 13, 2021, the date of our initial public offering.

(6)
The peer group used for this purpose is the following published industry index: S&P Retail Select Industry Index, which is the Company’s industry index utilized in the Performance Graph set forth in our Annual Report on Form
10-K
for fiscal 2024.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
Adjusted EBITDA is calculated as our net income, adjusted for the following items: interest expense, income tax benefit or expense, depreciation and amortization, loss on partial extinguishment of debt, goodwill and asset impairment, equity-based compensation expense, other non-operating
income or loss, investee and joint venture income, and other costs (restructuring costs, severance expenses, business divestiture costs, and certain non-ordinary
course legal matters). This definition is consistent with the description provided in our Annual Report on Form
10-K
for the fiscal year ended February 1, 2025, under the heading “Reconciliation of
Non-GAAP
Financial Measures to GAAP Measures.”

Financial Performance Measures
As described in greater detail in “Executive Compensation— Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted EBITDA;

•	Adjusted FCF; and

•	Absolute TSR.
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation— Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. We generally seek to incentivize long-term performance, and therefore we do not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Shortly before the end of our 2020 fiscal year, we completed our initial public offering. Prior to our initial public offering, Mr. Coughlin was granted C Units, many of which remained unvested at the time of the initial public offering. As explained above, C Units are similar to stock options, and in connection with our initial public offering, the C Units exceeded their Distribution Thresholds for the first time. Because the unvested C Units did not have any value prior to the initial public offering, the entire unvested value of Mr. Coughlin’s C Units, even those granted prior to the 2020 fiscal year, is reflected in the “compensation actually paid” to Mr. Coughlin and the other NEOs for the 2020 fiscal year. Importantly, none of this value was realized in connection with the initial public offering, and the intrinsic value of the C Units continues to fluctuate with our stock price, as reflected herein. To date, Mr. Coughlin has not realized any value related to his C Units and does not control the timing of when such value, if any, may be realized.

Compensation Actually Paid, Petco TSR & Peer Group TSR
Compensation Actually Paid ($M)
$200
$150
$100
$50
$0
($50)
($100)
Total Stockholder Return
$165
$132
$99
$66
$33
$0
($33)
($66)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
CAP to PEO Coughlin
CAP to PEO Mohan
CAP to PEO Anderson
Average CAP to Non-PEO NEOs
Petco TSR
Peer Group TSR

Compensation Actually Paid & Net Income
Compensation Actually Paid ($M)
$200
$150
$100
$50
$0
($50)
($100)
Net Income ($M)
$200
$0
($200)
($400)
($600)
($800)
($1,000)
($1,200)
($1,400)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
CAP to PEO Coughlin
CAP to PEO Mohan
CAP to PEO Anderson
Average CAP to Non-PEO NEOs
Net Income

Compensation Actually Paid & Adjusted EBITDA
Compensation Actually Paid ($M)
$200
$150
$100
$50
$0
($50)
($100)
Adjusted EBITDA ($M)
$600
$500
$400
$300
$200
$100
$0
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
CAP to PEO Coughlin
CAP to PEO Mohan
CAP to PEO Anderson
Average CAP to Non-PEO NEOs
Adjusted EBITDA

EQUITY COMPENSATION PLAN
INFORMATION
The following table sets forth information about our Class A common stock that may be issued under equity compensation plans as of February 1, 2025.

	(a)		(b)	(c)
	# Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (1)	# Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in column (a))

Equity Compensation Plans Approved by Security Holders	14,306,807	(2)	$7.70	27,003,424 (3)

Equity Compensation Plans Not Approved by Security Holders	9,556,413	(4)	$6.43	—

Total	23,863,220			27,003,424

(1)
This column reflects the weighted-average exercise price of stock options that were outstanding as of February 1, 2025. PSUs and RSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.

(2)	This amount reflects all PSUs (assuming target performance), RSUs and stock options granted under the 2021 Plan that were outstanding as of February 1, 2025.

(3)	This amount reflects the total shares of our Class A common stock remaining available for issuance under the 2021 Plan and the ESPP as of February 1, 2025.

(4)
This amount reflects all PSUs (assuming target performance), RSUs and stock options granted pursuant to NASDAQ Listing Rule 5635(c)(4) as a material inducement to certain employees entering into employment with Petco that were outstanding as of February 1, 2025.

PROPOSAL 2—NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers for the fiscal year ended February 1, 2025, as pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “say-on-pay” vote).

As described in detail under the heading “Executive Compensation,” our executive compensation program is designed to attract, retain, motivate, and reward highly skilled, performance-oriented executives who thrive in a culture focused on delivering purpose-driven results. We incentivize our senior leaders to deliver the highest levels of execution and business results, while also delivering on our mission of improving the lives of pets, pet parents, and our own Petco partners. We carry out these objectives through the following attributes of our executive compensation program:

•	We align executive compensation with the achievement of operational and financial results, increases in stockholder value, and delivering on our mission.

•	A significant portion of total compensation for our executives is at-risk and is subject to short-term and long-term incentive programs that are designed to align their interests with those of our stockholders.

•	We evaluate the competitiveness and effectiveness of our compensation programs against other comparable businesses based on industry, size, and other relevant criteria in making pay decisions.

•	Total compensation for individual executives is influenced by a variety of factors, including each executive’s scope of responsibility, individual performance, skill set, experience, and expected future contributions.
•	We focus on creating simple, straightforward compensation programs that our partners and stockholders can easily understand.

Please read the “Executive Compensation” section beginning on page 26 for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during fiscal 2024.

We are asking stockholders to vote “For” the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers for the fiscal year ended February 1, 2025, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion disclosed in this Proxy Statement.”

Approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of at least a majority of the votes cast. Only holders of Class A common stock and Class B-1 common stock are entitled to vote on this Proposal 2. Holders of Class B-2 common stock are not entitled to vote on this Proposal 2. Holders of Class A and Class B-1 common stock may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions and broker non-votes, if any, are not considered “votes cast” and, therefore, will have no effect on the outcome of this Proposal 2.

This resolution will not be binding on our board of directors or the compensation committee. However, our board of directors and the compensation committee will review and consider the results of this Proposal 2 when making future compensation decisions for our Named Executive Officers. Our board’s current policy is to hold annual say-on-pay votes, and thus, we expect that we will conduct our next say-on-pay vote at the 2026 annual meeting of stockholders.

FOR	OUR BOARD, UPON RECOMMENDATION OF OUR COMPENSATION COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following is a summary of Ernst & Young LLP’s fees for professional services rendered to us for the 2024 and 2023 fiscal years.

(in millions)	Fiscal 2024	Fiscal 2023

Audit Fees (1)	$3.3	$3.7

Audit-Related Fees (2)	$—	0.2

Tax Fees	—	—

All Other Fees	—	—

Total	$3.3	$3.9

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal control over financial reporting, reviews of our quarterly financial statements, review of registration statements, and related services that are normally provided in connection with regulatory filings.

(2)	Audit-related fees for fiscal year 2023 include professional services in connection with a pre-implementation assessment of a new ERP platform.

Pre-Approval of Audit and Non-Audit Services Policy

The audit committee adopted a policy for pre-approving all audit and permitted non-audit services provided by Ernst & Young LLP. The audit committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the SEC’s rules on auditor independence. The audit committee has delegated authority to the chair of the audit committee to pre-approve audit and non-audit services in amounts up to $500,000 (1) per engagement, (2) per additional category of services, or (3) to the extent otherwise required under the policy, for services exceeding the pre-approved budgeted fee levels for the specified service. All of the services and fees identified in the table above were approved pursuant to the pre-approval policy described in this paragraph.

AUDIT COMMITTEE REPORT*

The audit committee has reviewed and discussed our audited financial statements with management and Ernst & Young LLP, and has discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the PCAOB and SEC. Additionally, the audit committee has received the written disclosures and the letter from Ernst & Young LLP, as required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence. Based upon such review and discussion, the audit committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 for filing with the SEC.

Audit Committee of the Board of Directors,

Cameron Breitner (Chair)

Gary Briggs

Iris Yen

*

This report of the audit committee is required by the SEC rules and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, pursuant to authority granted to it by the board, is directly responsible for the appointment, compensation, retention, and oversight of Petco’s independent registered public accounting firm. In accordance with its charter, the audit committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence at least annually.

Our audit committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since July 17, 2020. The members of the audit committee and the board believe that the continued retention of Ernst & Young LLP as Petco’s independent registered public accounting firm is in the best interests of Petco and its stockholders. Our board of directors and audit committee value the opinions of our stockholders and consider the selection of such firm to be an important matter of stockholder concern. The appointment of Ernst & Young LLP is accordingly being submitted for ratification by our stockholders as a matter of good corporate practice. If the stockholders fail to ratify this appointment, our board of directors and audit committee may reconsider the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and stockholders.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026 requires the affirmative vote of a majority of the votes cast. Only holders of Class A and Class B-1 common stock are entitled to vote on this Proposal 3. Holders of Class B-2 common stock are not entitled to vote on this Proposal 3. Holders of Class A and Class B-1 common stock may vote “For,” “Against,” or “Abstain” with respect to this Proposal 3. Abstentions are not considered “votes cast” and, therefore, will have no effect on the outcome of this Proposal 3. We do not expect there to be any broker non-votes with respect to this Proposal; regardless, they would have had no effect as they are not considered “votes cast” on this Proposal 3.

One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions.

FOR

OUR BOARD, UPON RECOMMENDATION OF OUR AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Review, Approval, and Ratification of Related Person Transactions

Our board of directors adopted a written policy regarding the review, approval, ratification, or disapproval by our audit committee of transactions between us or any of our subsidiaries and any related person (defined to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, and any immediate family member of any of the foregoing persons) in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one or more of such related persons has a direct or indirect material interest. In approving or rejecting any such transaction, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval, ratification, or disapproval of the transaction.

Other than the transactions described below under “Related Person Transactions,” there have been no other “related person transactions” that require disclosure under the SEC rules since the beginning of our last completed fiscal year.

Related Person Transactions

Promissory Note

Scooby LP holds a promissory note issued by Petco Animal Supplies, Inc. (“Petco Animal Supplies”) with an initial principal amount of $3.5 million in connection with the acquisition by Petco Animal Supplies of an online pet healthcare service on March 22, 2017. Half of this promissory note was redeemed effective as of March 25, 2019, and the remaining half of the promissory note, equal to approximately $2.1 million, remained outstanding as of February 1, 2025.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with our Principal Stockholder. The agreement contains provisions that require us to register, under the federal securities laws, the offer and resale of shares of our Class A common stock held by our Principal Stockholder upon demand thereof. The agreement grants our Principal Stockholder the opportunity to include its shares in any registration statement filed by us in connection with a public offering of our equity securities (customarily known as “piggyback rights”). These registration rights are subject to certain conditions and limitations. We are generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.

Stockholder’s Agreement

In connection with the completion of our initial public offering, we entered into a stockholder’s agreement with our Principal Stockholder. The stockholder’s agreement gives our Principal Stockholder the right to designate a certain number of nominees for election to our board of directors and certain committee nomination and observer rights so long as our Principal Stockholder does not sell below, or beneficially owns (directly or indirectly), as applicable, a specified percentage of our outstanding Class A common stock and Class B-1 common stock, and, in all cases and for the avoidance of doubt, subject to the Board’s fiduciary duty. For additional information, please see “—Composition of the Board of Directors” above.

Additionally, the stockholder’s agreement provides that we will not take certain significant actions specified therein without the prior written consent of our Principal Stockholder as long as our Principal Stockholder (including its permitted transferees under the stockholder’s agreement) beneficially owns (directly or indirectly) at least 25% of the outstanding shares of Class A common stock and Class B-1 common stock (as adjusted for stock splits, combinations, reclassifications, and similar transactions). Such specified actions include:

•	liquidation, dissolution, or winding up of our Company;

•	any material change in the nature of the business or operations of our Company and our subsidiaries, taken as a whole, as of the date of the stockholder’s agreement;

•	hiring or terminating our CEO and his or her successors and, so long as our Principal Stockholder beneficially owns (directly or indirectly) at least 50% of the outstanding shares of Class A common stock and Class B-1 common stock (as adjusted for stock splits, combinations, reclassifications, and similar transactions), hiring or terminating any other executive officer of our company and his or her successor;

•	any mergers or other transaction that, if consummated, would constitute a “change in control” (as defined in the stockholder’s agreement) or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a “change in control”;

•

entering into any agreement providing for the acquisition or divestiture of assets or persons, in each such case, involving consideration payable or receivable by our Company or any of our subsidiaries in excess of a specified monetary threshold in a 12-month period; any incurrence by us or any of our subsidiaries of indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another person), other than indebtedness incurred under an existing and previously approved revolving credit facility, in excess of a specified monetary threshold in a

12-month period or that would result in our company’s total net leverage ratio exceeding 4:00:1:00;

•	any issuance or series of related issuances of equity securities by us or our subsidiaries, other than grants of equity securities under any equity compensation plan (including an employee stock purchase plan) approved by our board of directors or a committee thereof;

•	any payment or declaration of any dividend or other distribution of any shares of Class A Common Stock or Class B-1 Common Stock or entering into any recapitalization transaction the primary purpose of which is to pay a dividend of shares of Class A Common Stock or Class B-1 Common Stock;

•	any increase or decrease in the size of our board of directors or the committees of our board; and

•	amendments to, or modification or repeal of, organizational documents (such as our second amended and restated certificate of incorporation (“certificate of incorporation”) and bylaws or equivalent organizational documents of our subsidiaries) that adversely affect any of our Principal Stockholder, CVC or CPP Investments, or their respective affiliates.

Stock Purchase Agreement

In May 2024, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with GSSB Corporation, an Ontario corporation of which Glenn Murphy, our Executive Chairman, is the sole stockholder, and Scooby Aggregator, LP, pursuant to which GSSB Corporation purchased 1,470,589 shares (the “Purchased Shares”) of Class A common stock in a private placement from the Company at a price per share equal to $1.70 for a total of $2,500,001.30. The transactions under the Stock Purchase Agreement closed on May 13, 2024. Mr. Murphy has agreed to directly or indirectly hold the Purchased Shares for at least two years, with respect to fifty percent of the Purchased Shares, and three years, with respect to the remaining fifty percent of the Purchased Shares, subject to certain exceptions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of May 13, 2025 (or as of the date otherwise indicated below) regarding beneficial ownership by:

•	each person known to us to beneficially own more than 5% of any class of our outstanding common stock;

•	our directors and director nominees;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, California 92127.

The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of July 12, 2025 (60 days after May 13, 2025) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after July 12, 2025 and any RSUs vesting/settling, as applicable, on or before July 12, 2025 that may be payable in cash or shares at Petco’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.

The percentage ownership information shown in the following table is based on 241,183,116 shares of our Class A common stock, 37,790,781 shares of our Class B-1 common stock and 37,790,781 shares of our Class B-2 common stock outstanding as of May 13, 2025. The rights of the holders of our Class A common stock and our Class B-1 common stock are identical in all respects, except that our Class B-1 common stock does not vote on the election or removal of directors. The rights of the holders of our Class B-2 common stock differ from the rights of the holders of our Class A common stock and Class B-1 common stock in that holders of our Class B-2 common stock only possess the right to vote on the election or removal of directors.

	Class A		Class B-1		Class B-2		% of Total Voting Power(1)	% of Total Director Election and Removal Power
	Number	%	Number	%	Number	%

Certain Stockholders

Scooby Aggregator, LP (2)(3)(4)	145,924,140	60.5%	37,790,781	100.0%	—	—	65.9%	58.0%

CVC B-2 SPV, LLC (3)(5)	—	—	—	—	19,273,298	51.0%	—	6.1%

9314601 B-2 SPV, LLC (6)	—	—	—	—	18,517,483	49.0%	—	5.8%

Directors and Named Executive Officers

Joel D. Anderson (7)	1,591,088	*	—	—	—	—	*	*

Glenn Murphy (8)(9)	3,745,253	1.5%	—	—	—	—	1.3%	1.2%

Holly May	175,311	*	—	—	—	—	*	*

Joe Venezia	—	—	—	—	—	—	—	—

Ronald Coughlin, Jr. (10)(11)	844,017	*	—	—	—	—	*	*

Amy College (12)	82,867	*	—	—	—	—	*	*

Brian LaRose (8)(13)(14)	729,081	*	—	—	—	—	*	*

John Zavada (15)	117,498	*	—	—	—	—	*	*

Cameron Breitner (16)	750,000	*	—	—	—	—	*	*

Gary Briggs	70,085	*	—	—	—	—	*	*

Nishad Chande	—	—	—	—	—	—	—	—

	Class A		Class B-1		Class B-2		% of Total Voting Power(1)	% of Total Director Election and Removal Power
	Number	%	Number	%	Number	%

Christy Lake (17)	40,085	*	—	—	—	—	*	*

David Lubek	—	—	—	—	—	—	—	—

R. Michael Mohan (8)	4,183,308	1.7%	—	—	—	—	1.5%	1.3%

Iris Yen (18)	34,518	—	—	—	—	—	—	—

Christopher J. Stadler	—	—	—	—	—	—	—	—

Mary Sullivan	—	—	—	—	—	—	—	—

All Directors and Executive Officers as a group (17 persons) (7)(8)(9)(19)	10,744,508	4.4%	—	—	—	—	3.8%	3.3%

*	Represents holdings of less than 1% of any class of our common stock.

(1)	Does not include shares of our Class B-2 common stock, which represent only the right to vote on the election or removal of our directors.

(2)

Represents shares of our Class A and Class B-1 common stock directly held by our Principal Stockholder. The general partner of our Principal Stockholder is Scooby Aggregator GP, LLC, a member managed limited liability company whose sole member is Scooby LP. The general partner of Scooby LP is Scooby GP LLC, a member-managed limited liability company whose sole members are CVC Pet LP and CPP Investments. Both CVC Pet LP and CPP Investments have material consent rights with respect to the actions of Scooby GP LLC. Each share of Class B-1 common stock is convertible into one share of Class A common stock at the option of the holder. As a condition to such conversion, the holder of the shares of Class B-1 common stock to be converted must direct a holder of Class B-2 common stock to transfer an equal number of shares of Class B-2 common stock to us.

(3)

Investment and voting power with regard to membership interests of Scooby GP LLC directly held by CVC Pet LP rests with the board of directors of CVC Pet LP’s general partner, CVC Scooby Jersey GP Limited. Certain investment funds managed by CVC Capital Partners VI Limited wholly own CVC Scooby Jersey GP Limited, and investment and voting power with regard to the shares held by such funds rests with the board of directors of CVC Capital Partners VI Limited, which board consists of Carl Hansen, Victoria Cabot, John Maxey, and Jon Wrigley, each of whose address is c/o CVC Capital Partners VI Limited, 27 Esplanade, St Helier, Jersey JE1 1SG, Channel Islands. Each of these individuals may be deemed to indirectly share voting and/or investment power over the shares held of record by our Principal Stockholder. The approval of a majority of such directors is required to make any investment or voting decision with regard to any shares beneficially owned by CVC Pet LP, and as such, each such individual disclaims beneficial ownership of such shares.

(4)

Investment and voting power with regard to shares indirectly beneficially held by CPP Investments (through our Principal Stockholder) rests with Canada Pension Plan Investment Board (“CPPIB”). John Graham is the President and Chief Executive Officer of CPPIB and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of our common stock beneficially owned by CPPIB. Mr. Graham disclaims beneficial ownership over any such shares. The address of CPPIB is One Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W5, Canada.

(5)	Represents shares of our Class B-2 common stock directly held by CVC B-2 SPV, LLC, a wholly owned subsidiary of CVC Pet LP.

(6)

Represents shares of our Class B-2 common stock directly held by 9314601 B-2 SPV, LLC, a wholly owned indirect subsidiary of Richard Hamm, who is unaffiliated with CPPIB. 9314601 B-2 SPV, LLC has agreed not to vote or transfer any shares of Class B-2 common stock held by it except as directed by CPPIB, and accordingly, CPPIB may be deemed to beneficially own such shares held by 9314601 B-2 SPV, LLC for purposes of Section 13(d) of the Exchange Act. See footnote (4) above for information regarding CPPIB.

(7)	Includes (i) 1,578,214 shares held in joint trust accounts and (ii) 7,874 shares of Class A common stock that are held in an account for Mr. Anderson’s son.

(8)

Includes beneficial ownership of the following number of shares for which the following persons hold options exercisable on or within 60 days of May 13, 2025: for Mr. LaRose 465,746 (subject to expiration on July 29, 2025); for Mr. Murphy 1,274,664; for Mr. Mohan 3,703,703; and for Mr. Insana 8,572.

(9)	Includes 1,470,589 shares of Class A common stock owned by GSSB Corporation, an Ontario corporation of which Glenn Murphy is the sole stockholder.

(10)	Beneficial ownership information for Mr. Coughlin is reported as of May 1, 2024, the effective date of the end of Mr. Coughlin’s service in an employee capacity with the Company.

(11)

Includes 1,200 shares of Class A common stock that are held in accounts for Mr. Coughlin’s children, and Mr. Coughlin is the custodian of the accounts. Mr. Coughlin disclaimed beneficial ownership of the shares held in the custodial accounts while at the Company.

(12)	Beneficial ownership information for Ms. College is reported as of August 17, 2024, the effective date of the termination of her employment with the Company.

(13)	Beneficial ownership information for Mr. LaRose is reported as of April 30, 2025, the effective date of the termination of his employment with the Company.

(14)	Includes 3,000 shares of Class A common stock that are owned by Mr. LaRose’s spouse.

(15)	Beneficial ownership information for Mr. Zavada is reported as of December 6, 2024, the effective date of the termination of his employment with the Company.

(16)	Includes 750,000 shares of Class A Common Stock that are held by a trust.

(17)	Ms. Lake is not standing for re-election at the Annual Meeting.

(18)	Includes 1,983 shares of Class A Common Stock that are held by the Yen-Geniblazo Family Trust.

(19)	Excludes Ms. College and Messrs. Coughlin, Zavada, and LaRose, who each are no longer executive officers as of May 13, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and changes in beneficial ownership of our common stock. The Company files certain Section 16(a) reports on behalf of the directors and executive officers, and directors, executive officers, and greater than 10% owners are required to furnish us with copies of all Section 16(a) forms that are filed on their behalf. Based solely on a review of copies of these reports furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended February 1, 2025, all required reports were filed on behalf of our directors and executive officers on a timely basis, other than (1) the filing of a Form 4 reporting a transaction for each of Brian LaRose and Giovanni Insana relating to the withholding of Class A common stock in satisfaction of Mr. LaRose’s and Mr. Insana’s tax liability as a result of the grant of fully vested shares of Class A common stock, which were each filed on December 10, 2024, one day after the filing deadline of December 9, 2024, due to administrative error; and (2) the filing of a Form 4 reporting that performance was certified on March 27, 2024 for performance stock units granted to Mr. LaRose on April 10, 2023, which was filed on April 1, 2024, one day after the filing deadline of March 29, 2024, due to administrative error.

QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

This proxy statement is being provided to you in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting to be held on Thursday, July 24, 2025 at 12:00 p.m., Pacific Time, or at any adjournments or postponements thereof.

1. Where is the Annual Meeting being held?

Our board of directors has determined that the Annual Meeting will be held online via live audio webcast at www.virtualshareholdermeeting.com/WOOF2025. We believe that this is the right choice for Petco as it provides expanded stockholder access regardless of the size of the Annual Meeting or resources available to stockholders, improves communications, and allows the participants to attend the Annual Meeting safely and conveniently from any location at no additional cost. The Company has endeavored to provide stockholders attending the Annual Meeting with the same rights and opportunities to participate as they would at an in-person meeting.

2. What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to consider the following proposals at the Annual Meeting:

1.

To elect the three director nominees named in the proxy statement as Class II directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement, or disqualification (Proposal 1);

2.	To approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (Proposal 2); and

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026 (Proposal 3).

Additionally, stockholders are entitled to vote (in accordance with the rights described in Question 3 below) on such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof. We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those included in these proxy materials. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.

3. Who can vote at the Annual Meeting?

Stockholders of record as of the close of business on May 27, 2025, the record date, are entitled to participate in and vote at the Annual Meeting. Pursuant to our certificate of incorporation, holders of our (i) Class A common stock are entitled to one vote on all matters submitted to a vote of stockholders, (ii) Class B-1 common stock have the same rights as our Class A common stock, except that such holders of our Class B-1 common stock are not entitled to vote in the election or removal of directors, and (iii) Class B-2 common stock only have the right to vote in the election or removal of directors. Accordingly:

•	Holders of Class A common stock are entitled to vote on all proposals that will be addressed at the Annual Meeting (Proposals 1-3).

•	Holders of Class B-1 common stock are entitled to vote only on Proposals 2-3.

•	Holders of Class B-2 common stock are entitled to vote only on Proposal 1.

As of May 27, 2025, there were 241,197,065 shares of our Class A common stock issued and outstanding, 37,790,781 shares of our Class B-1 common stock issued and outstanding, and 37,790,781 shares of our Class B-2 common stock issued and outstanding. Holders of our common stock are entitled to one vote per share on any matter on which the applicable class of common stock is entitled to vote. Pursuant to our certificate of incorporation, holders of Class A, Class B-1, and Class B-2 common stock are not entitled to cumulative voting.

4. How can I participate in, and vote at, the Annual Meeting online?

To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/WOOF2025, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website.

If your shares are held in street name and your Notice or voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

The Annual Meeting will begin at 12:00 p.m. Pacific Time on Thursday, July 24, 2025. Online check-in will begin at approximately 11:45 a.m. Pacific Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, a technical assistance phone number will be made available on the virtual meeting registration page approximately 15 minutes prior to the start of the Annual Meeting. We will make a replay of the Annual Meeting available on our Investor Relations website until the next annual meeting.

Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question-and-answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.

5. How does the board of directors recommend that I vote?

Our board of directors unanimously recommends that stockholders vote: “FOR ALL” with respect to the director nominees named in Proposal 1; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers (Proposal 2); and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026 (Proposal 3).

6. How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the common stock outstanding and entitled to vote at the Annual Meeting, must be present or represented by proxy.

7. What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice and/or proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice and/or proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

8. What is a proxy card?

The proxy card enables you to appoint Joel Anderson, Sabrina Simmons, and Giovanni Insana as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing such persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the date of the Annual Meeting in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

9. If I am a stockholder of record of the Company’s shares, how do I vote?

Before the Annual Meeting, you may vote:

•	by mail, by completing, signing, and dating your proxy card (if applicable);

•	online at www.proxyvote.com; or

•	by telephone, at 1-800-690-6903.

During the Annual Meeting, you may vote online at www.virtualshareholdermeeting.com/WOOF2025.

10. If I am a beneficial owner of shares held in street name, how do I vote?

Beneficial owners should check their voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting.

11. Will my shares be voted if I do not provide my proxy? What are broker non-votes?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm, bank, broker-dealer, or other similar organization in their discretion on behalf of clients who have not furnished voting instructions. Specifically, in such circumstances, brokerage firms, banks, broker-dealers, and other nominees generally have the authority (but are not required) to vote shares not voted by customers on certain “routine” matters. Because the ratification of an independent registered public accounting firm (Proposal 3) is the only matter that is expected to be considered “routine” at the Annual Meeting, your shares may only be voted by your brokerage firm, bank, broker-dealer, or other nominee for the ratification of our independent registered public accounting firm in their discretion on behalf of clients who have not furnished voting instructions. We expect that there should be no broker non-votes (as described below) with respect to Proposal 3.

Brokerage firms, banks, broker-dealers, and other nominees are prohibited from exercising discretionary authority on non-routine matters. Each of the election of directors (Proposal 1) and say-on-pay vote (Proposal 2) is expected to be considered a non-routine matter, and, therefore, brokerage firms, banks, broker-dealers, and other nominees cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the Annual Meeting for which you are entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

12. What vote is required to elect directors?

Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the nominees who receive the highest number of shares voted “For” his or her election are elected. Only holders of Class A common stock and Class B-2 common stock are entitled to vote on the election of directors (Proposal 1).

A “withhold” vote against a director and broker non-votes will have no direct effect on his or her election. However, our board also adopted a resignation policy. Under the resignation policy, any director who receives a greater number of votes “withheld” for his or her election than “for” such election must promptly tender his or her resignation offer to the nominating and corporate governance committee. The nominating and corporate governance committee will recommend to our board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that our board accept any resignation offer, the nominating and corporate governance committee may consider all factors that the Committee’s members believe are relevant. Our board will act on the nominating and corporate governance committee’s recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation offer will not participate in the proceedings of either the nominating and corporate governance committee or our board with respect to his or her own resignation offer.

13. What vote is required for other proposals?

Approvals of Proposals 2 and 3 require the affirmative vote of at least a majority of the votes cast. Abstentions and broker non-votes, if any, are not considered “votes cast” and will have no effect on the outcome of Proposals 2 and 3. Because broker discretionary voting is permitted with respect to Proposal 3 (although they are not required to exercise it), there should be no broker non-votes with respect to such Proposal; regardless, they would have no effect as they are not considered “votes cast” on such Proposal. Only holders of Class A common stock and Class B-1 common stock are entitled to vote on Proposals 2 and 3.

14. Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at 10850 Via Frontera, San Diego, CA 92127 a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank, broker-dealer, or other nominee, you must instruct your broker, bank, or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank, or other nominee.

15. What happens if I do not indicate how to vote my proxy?

If you sign your proxy card without providing further instructions, your shares will be voted: “FOR ALL” each of the director nominees (Proposal 1); “FOR” the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers (Proposal 2); and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026 (Proposal 3).

16. Is my vote kept confidential?

Proxies, ballots, and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

17. Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.

18. Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone, or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

OTHER MATTERS

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our board.

Submission of Stockholder Proposals for the 2026 Annual Meeting

Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2026 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at InvestorRelations@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, CA 92127 no later than the close of business on January 30, 2026.

Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the proxy statement). Notice of a nomination or proposal must be delivered to the Company by email at InvestorRelations@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, CA 92127 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2026 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on March 26, 2026 and no later than the close of business on April 25, 2026. Nominations and proposals also must satisfy other requirements set forth in the bylaws. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Company’s Secretary no later than May 26, 2026.

For purposes of these proposals, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not such day is a business day.

Householding Information

Unless we have received contrary instructions, we may send a single copy of the Notice and/or proxy materials, as applicable, to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and, together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at InvestorRelations@Petco.com, by telephone at 1-858-453-7845, or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, CA 92127 to inform us of his or her request. If a brokerage firm, bank, broker-dealer, or other nominee holds the shares, the stockholder should contact such bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website at http://www.sec.gov.

We will provide, without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the fiscal year ended February 1, 2025, including the financial statements and schedules (the “2024 annual report”). Any requests for copies of information, reports or other filings with the SEC should be directed to us by email at InvestorRelations@Petco.com or in writing, c/o our Secretary, at Petco Health and Wellness Company, Inc., 10850 Via Frontera, San Diego, CA 92127 to inform us of your request. The 2024 annual report and this proxy statement are also available online at ir.petco.com.

petco

THE HEALTH +
WELLNESS CO.

10850 Via Frontera
San Diego, CA 92127

www.petco.com

PETCO HEALTH AND WELLNESS COMPANY, INC. 10850 VIA FRONTERA SAN DIEGO, CA 92127	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 23, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WOOF2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 23, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V75086-P30906 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PETCO HEALTH AND WELLNESS COMPANY, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Company Proposals The Board of Directors recommends you vote FOR ALL of the following director nominees:	☐	☐	☐
1. Election of Class II Directors.
Nominees:
01) R. Michael Mohan 02) David Lubek 03) Christopher J. Stadler
The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.					☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and 2025 Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

We will be conducting our 2025 Annual Meeting of Stockholders virtually at www.virtualshareholdermeeting.com/WOOF2025.

V75087-P30906

PETCO HEALTH AND WELLNESS COMPANY, INC.

Annual Meeting of Stockholders

July 24, 2025 12:00 PM Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joel Anderson, Sabrina Simmons and Giovanni Insana, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PETCO HEALTH AND WELLNESS COMPANY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM Pacific Time on July 24, 2025, via live audio webcast at www.virtualshareholdermeeting.com/WOOF2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

Continued and to be signed on reverse side